UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6 TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

CHINA ORGANIC AGRICULTURE, INC.
(Exact Name of Registrant as Specified in its charter)

Florida	20-3505071
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

Dalian City, Zhongshan District, Youhao Road
Manhattan Building #1, Suite 1511,
Dalian City, Liaoning Province, P.R. China
 (Address of principal executive offices)

Issuer's telephone number: 707-709-2321

Securities to be registered under Section 12(b) of the Act:

(Title of each class	(Name of each exchange on which
to be so registered)	each class is to be registered)

None

Securities to be registered under Section 12(g) of the Act:

Common Stock, no par value

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_|	Smaller reporting company |X|

EXPLANATORY NOTE

The Company filed its Form 10 with the Securities and Exchange Commission (“SEC”) on February 13, 2008.  In accordance with the regulations of the SEC, the Company’s Form 10 became effective March 30, 2008. The Company is filing this Amendment to respond to comments received from the Staff of the SEC regarding the Company’s Form 10 as previously amended.

Part I: INFORMATION REQUIRED IN INFORMATION STATEMENT

Item 1. Business	Page 4
Item 1A. Risk Factors	Page 8
Item 2. Financial Information	Page 16
Item 3. Properties	Page 28
Item 4. Security Ownership of Certain Beneficial Owners and Management	Page 29
Item 5. Directors and Executive Officers	Page 29
Item 6. Executive Compensation	Page 30
Item 7. Certain Relationships and Related Transactions; Director Independence	Page 32
Item 8. Legal Proceedings	Page 32

Part II

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters	Page 32
Item 10. Recent Sales of Unregistered Securities	Page 33
Item 11. Description of Securities to be Registered	Page 33
Item 12. Indemnification of Directors and Officers	Page 35

Part F/S

Item 13. Financial Statements; Supplementary Data	Page 35
Item 14. Changes In and Disagreements With Accountants	Page 35

Part III

Item 15. Financial Statements and Exhibits	Page 36

PART I
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Business

Introduction

In March 2007 we, then a publicly traded company with no operations, acquired through a reverse merger all of the shares of China Organic Agriculture Limited ("COA"). COA is a holding company formed under the laws of the British Virgin Islands that then owned all of the issued and outstanding stock of Jilin Songyuan City ErMaPao Green Rice Limited ("ErMaPao"). ErMaPao is an operating company organized under the laws of China in May 2002 engaged in growing, processing and distributing rice.  In addition to such activities, in early 2008 we began to engage in the trading and wholesale distribution of rice and other agricultural commodities.

In May 2007 we changed our name to China Organic Agriculture, Inc. As used in this report, the terms "we," "our," "Company" and "China Organic" refer to China Organic Agriculture, Inc. and its subsidiaries, and the terms "ton" and "tons" refers to metric tons, in each case, unless otherwise stated or the context requires otherwise. Since most of our business activities take place in China, our functional currency is the Renminbi, which had an average exchange rate to the US dollar of $0.1415 and $0.1317 during fiscal years 2008 and 2007, respectively.

The acquisition of COA was accounted for as a reverse acquisition. Consequently, our financial statements included herein for dates and periods prior to the consummation of the acquisition reflect the historical financial condition, results of operations and cash flows of COA and its subsidiary, ErMaPao. Effective September 30, 2008, we sold ErMaPao to Bothven Investments Ltd.  Consequently, in all financial statements contained herein, ErMaPao is treated as a “Discontinued Operation.”

Operations

We commenced active operations in China upon completion of the reverse merger in March 2007 in which we acquired COA and its operating subsidiary, ErMaPao.  Through ErMaPao we engaged in growing, processing and distributing rice.  In addition to such activities, since early 2008 we have been engaged in the trading and wholesale distribution of rice and other agricultural commodities purchased from third parties.

In February 2008 we purchased the Bellisimo Vineyard, a 153 acre operating vineyard in Sonoma County, California. Before we acquired the Bellisimo Vineyard, it was providing Merlot, Chardonnay, and Cabernet Sauvignon grapes to local wineries for both red and white wines. We may continue to sell grapes grown on the Bellisimo Vineyard to local wineries or to wineries which make wines for resale in China and elsewhere in Asia.

In June 2008 we formed a subsidiary under the laws of the British Virgin Islands to act as the importer of record in connection with our efforts to distribute wines to wholesalers in China and Asia. Management believes that demand in China is growing for premium wines and we intend to seek to import wines from the United States and other growing regions initially into China and then to other destinations in Asia. We are in the early stages of seeking to become a wine importer and this will be a new business for us.  We have no experience in the distribution of wines and there can be no assurance that we will be able to successfully import wines into China.

In October 2008, we acquired all of the outstanding shares of Princeton International Investment Ltd. (“Princeton”), which owned, and was formed to facilitate our acquisition of, 60% of the outstanding shares of Dalian Baoshui District Huiming Trading Limited ("Dalian Huiming”). Dalian Huiming, founded in 2001, is headquartered in the Dalian Free Trade Zone, in Dalian City Liaoning Province, China. Dalian Huiming is engaged in grain purchasing, international and domestic trading, wholesale sales and food delivery logistic services. Dalian Huiming’s activities are primarily focused on soybeans, corns and cereal crops, which are major products of the provinces located in Northeastern China. Most of Dalian Huiming's sales are to other distributors or industrial users of agricultural products and it distributes its products in many regions of China, including Liaoning Province, Jiling Province, Heilongjiang Province, Sichuan Province, Fujian Province and the cities of Beijing and Shanghai.

ErMaPao – Growing, Processing and Distribution of Rice

The following is a short description of the business of ErMaPao.  We acquired ErMaPao in March 2007 and sold it effective September 30, 2008.  Consequently, although it represented substantially all of our operations during the time it was owned by us, its results are reported in our financial statements as “Discontinued Operations” and, effective September 30, 2008, it was no longer part of our operations.

ErMaPao operates in Songyuan City of Jilin Province.  Since its formation, ErMaPao has been dedicated to the production of "green" and "organic" rice.  While it was owned by us, ErMaPao’s rice was grown on 1,600 acres it controlled as a result of the grant of government land use rights and in collaboration with family units who supplied ErMaPao with rice grown on approximately 4,660 acres to which they, in the aggregate, had been granted land use rights. ErMaPao established standards regarding the quality of the product grown by the family units to ensure that high standards of quality were maintained. ErMaPao supplied the family units with seed, tools and training. Throughout the growth cycle, the family units were provided access to agronomists who advised them on the avoidance of common cultivation problems and on the maximization of yield. In 2007, approximately 15% of our revenue came from sales of organic rice, and 85% of our revenues were the result of sales of green rice. In 2008 approximately 20.8 % of our revenues were derived from sales of rice by ErMaPao prior to September 30, 2008.

To be certified as "green" rice, rice and the methods by which it is produced must adhere to certain standards. Specifically to be certified grade green rice, the production quality of the environment must comport with certain basic green food production environmental quality standards established by the Administration of Agricultural Quality, Supervision, Inspection and Quarantine of the People's Republic of China and there may be limited use of synthetic fertilizers and biotech production methods.

To be certified "AA" grade green rice, the production quality and conditions must comport with more stringent green food production environmental quality standards. During the production process, no chemical pesticides, fertilizers, food additives, feed additives, veterinary drugs or anything known to be harmful to the environment or human health can be used. The AA grade is obtained through the use of organic fertilizer such as green manure, biological or physical methods of crop plantation, soil fertilization, and pest control.

Organic rice is rice produced to the highest of the "green food production environment quality standards."

The Bellisimo Vineyard –Wine Operations

In addition to its grape growing activities, there are seven buildings located on the Bellisimo Vineyard, which we occasionally rent to third parties.  The rates for the main building run from approximately $900 to $1,300 per night depending upon the season. Although these rental activities supplement the revenues derived from the Vineyard, they are not material to our operations.

In December 2008, the Company entered a joint venture with China-based Xinbin Manchu Autonomy County East Star Wine Company Ltd. ("Xinbin"). The joint venture, Bellisimo Ice Wine, is intended to enable the Company to market premium table wines and specialty ice wines in China.  The Company owns 60% of Bellisimo Ice Wine.

The Company did not sell Bellisimo wines in 2008.

Grain Purchasing, Distribution and Logistic Services

Dalian Huiming purchases agriculture products from independent suppliers and sells the products to distributors and retailers.  Although Dalian Huiming has what it believes are valuable working relationships with its suppliers and buyers its business constantly is subject to competition from other grain traders and distributors.

Principal Customers

During 2008, the Company’s principal customers, the proceeds from sales to each of these customers and the percentages of the Company’s revenues represented by each of these customers were as follows:

Customers	Revenues	Percentage of Company’s Revenues
Shenzhen Shen Jing Da Agriculture Ltd.	$ 51,214,939	46%
Beijing Golden Valley Trading Co. Ltd.	$ 38,159,510	34%
Shanghai Good Friend Trading Group, Co. Ltd	$ 3,389,421	3%
Jing Yun Da Investment Co. Ltd.	$ 2,988,577	3%
Beijing Li Da Long Trading Co. Ltd	$ 2,793,493	2%

The concentration of our sales to a limited number of customers leaves us vulnerable to an adverse short-term impact on our revenues should one of these customers cease doing business or reduce the amount of business it does with us.

In 2007, when our revenues were generated principally through ErMaPao, we sold a substantial portion of our products to a limited number of customers. Our principal customers during 2007 were:

Customers	Revenues	Percentage of Company’s Revenues
Songyuan Shunda Grain and Oil Company	$ 5,046,893	11.3%
Songyuan Grain and Oil Company	$ 4,399,670	9.9%
Changchun Qinghai Grain and Oil Company	$ 4,314,572	9.7%
Songyuan Tonda Grain and Oil Company	$ 3,739,177	8.4%

Since we disposed of ErMaPao we no longer do business with any of the companies listed above.

We obtain supplies of grain from a limited number of companies. The purchase made from each of these suppliers during 2008, and the percentages of our business represented by each of these suppliers were as follows:

Suppliers	Purchases	Percentage of Company’s Purchases
Jiling Shen Kang Long Rice Co. Ltd	$72,048,373	84%
Heilongjiang Wuchang Littlehill Grain Storage Co. Ltd	$2,588,401	3%
Heilongjiang Bao Quan Lin Grain Transportation Co. Ltd	$2,225,176	3%
Heilongjiang Ah City Second Grain Storage Co. Ltd	$1,732,673	2%
Heihe Aihui Grain Storage Co. Ltd	$1,678,642	2%

The limited numbers of companies from which we obtain inventories leaves us vulnerable to an adverse short-term impact on our revenues should one of these suppliers cease doing business or reduce the amount of business it does with us.

Competition

The competition for the purchases of grain in the open market is fierce and the barriers to entry are low. The Company competes with many larger, nationalized companies such as China Grain Co. Ltd. Many of these companies have larger organizations and are substantially better capitalized than the Company.

To date, our sales primarily have been limited to customers within the PRC and we expect that our sales will remain primarily domestic for the immediate future. The markets for our products have been experiencing increased levels of demand as China continues its recent rate of growth. Yet, as they expand, the markets for our products remain highly competitive. Our marketing strategy involves developing long term ongoing working relationships with suppliers and customers which foster mutually advantageous relationships.

Employees

As of November 30, 2009, we employed 193 full-time employees. Approximately 40% of our employees are management and sales personnel and the balance are operational employees. None of our employees is represented by a union.

Properties

Dalian Huiming rents office space at 25 Tongxing Street Zhong Shan District, Dalian, Liaoning. This space is approximately 337 sq. meters and the annual rent is approximately $39,800.  Through another subsidiary we rent space at Manhattan Building #1, Suite 1511, Dalian City, Liaoning Province. This space is approximately 300 sq meters and the annual rent is approximately $17,280.

The Bellisimo Vineyard is a 153 acre operating vineyard in Sonoma County, California. There are seven buildings located on the Bellisimo Vineyard which we occasionally rent to third parties.

We acquired the Bellisimo Vineyard for $14,750,000. A portion of the purchase price, $8,515,000, was paid with funds provided by a commercial US lender which was granted a first lien on the property. The balance of the purchase price was financed with $6,216,000 loaned from a related party pursuant to an agreement providing for 4% interest per annum over a five year term and internally generated funds. During 2008 the 4% loan was swapped for equity as discussed in the notes to our financial statements included herein. The $8,515,000 mortgage was payable over twenty years with an interest rate, initially set at 7.70% per year, that adjusts every four years.

Item 1A. Risk Factors.

You should consider carefully each of the following business and investment risk factors and all of the other information in this report. If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of our operations could be materially adversely affected. If that happens, the trading price of our shares of common stock could decline significantly. The risk factors below contain forward-looking statements regarding our business. Actual results could differ materially from those set forth in the forward-looking statements. See "Special Note Regarding Forward-Looking Information."

Risks Relating to Our Business

Our revenues depend in large part on our customer and supplier relationships, and any loss, cancellation, reduction, or interruption in these relationships could harm our business.

In general, we depend on our suppliers and customers to trade the products we carry. If these relationships were to be disrupted, sales to such customers would become difficult or significantly reduced and thus our revenues and net income could significantly decline. The Company is also subject to risks of increased costs from obtaining supplies from suppliers due to production circumstances beyond the Company’s control. We also face risks of decreasing sale prices of the products we trade due to increased competition and or termination of orders from customers. Our success will depend on our continued ability to develop and manage relationships with significant customers and suppliers. Any adverse change in our relationships with our customers and suppliers may have a material adverse effect on our business. Although we have expanded our distribution capacity, we expect that our customer concentration will not change significantly in the near future. We cannot be sure that we will be able to retain our largest customers and suppliers or that we will be able to attract additional customers and suppliers, or that our customers and suppliers will continue to buy and provide our products in amounts comparable to prior years. The loss of one or more of our largest customers or suppliers, any reduction or interruption in sales to these customers or supplies from our suppliers, our inability to successfully develop relationships with additional customers or suppliers or future adverse price moves that may occur, could significantly harm our business.

Attracting and retaining key personnel is an essential element of our future success.

Our future success depends to a significant extent upon the continued service of our executive officers and other key management and technical personnel and on our ability to continue to attract, retain and motivate executive and other key employees, including those in managerial, technical, marketing and information technology support positions. Experienced management, technical, marketing and support personnel are in demand and competition for their talents is intense. The loss of the services of one or more of our key employees or our failure to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and results of operations.

If we lose the services of either our chairman or our chief executive officer, our business may suffer.

We are dependent on Mr. Jinsong Li, our Chairman and Chief Executive Officer. We are also dependent on Mr. Weihong Xia, our Chief Financial Officer. The loss of the services of either could materially harm our business because of the cost and time necessary to recruit and train a replacement. Such a loss would also divert management attention away from operational issues. We do not have key-man term life insurance policy on Mr. Li or Mr. Xia.

Our inability to successfully manage the growth of our business may have a material adverse effect on our business, results of operations and financial condition.

We expect to experience growth in the number of employees and the scope of our operations as a result of internal growth and acquisitions. Such activities could result in increased responsibilities for management. Our future success will be highly dependent upon our ability to manage successfully the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to implement adequate improvements to financial, inventory, management controls, reporting, order entry systems and other procedures, and hire sufficient numbers of qualified financial, accounting, administrative, and management personnel.

Our future success depends on our ability to address potential market opportunities and to manage expenses to match our ability to finance operations. The need to control our expenses will place a significant strain on our management and operational resources. If we are unable to control our expenses effectively, our business, results of operations and financial condition may be adversely affected.

Our management is comprised almost entirely of individuals residing in the PRC with very limited English skills.

Our management is comprised almost entirely of individuals born and raised in the PRC. As a result of differences in culture, educational background and business experiences, our management may analyze, evaluate and present business opportunities and results of operations differently from the way they are analyzed, evaluated and presented by management teams of public companies in Europe and the United States. In addition, our management has very limited skills in English. Consequently, it is possible that our management team will emphasize or fail to emphasize aspects of our business that might customarily be emphasized in a different manner by comparable public companies from different geographical and political areas.

We will face many of the difficulties that companies in the early stage may face.

We have a relatively limited operating history as an agricultural trading company, which may make it difficult for you to assess our ability to identify merger or acquisition candidates and our growth and earnings potential. Therefore, we may face many of the difficulties that companies in the early stages of their development in new and evolving markets often face. We may continue to face these difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

We cannot accurately forecast our future revenues and operating results, which may fluctuate.

Our short operating history and the rapidly changing nature of the markets in which we compete and the changes in the nature of our business as a result of the sale of ErMaPao and acquisition of Dalian Huiming  make it difficult to accurately forecast our revenues and operating results. Furthermore, our revenues and operating results may fluctuate in the future due to a number of factors, including the following:

•	the introduction of competitive products by different or new competitors;
•	any factor that might interrupt or otherwise reduce the conduct of business by our distributors;
•	reduced demand for any given product;
•	difficulty in keeping current with changing trading technologies or procedures;
•	increased or uneven expenses, whether related to sales and marketing or administration;
•	interruptions or reductions in the availability of grain to facilitate our trading operations;
•	costs related to possible acquisitions of technology or businesses.

Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or the costs are less favorable to us. In addition, these factors increase the chances that our results could be lower than the expectations of investors and analysts. If so, the market price of our stock would likely decline.

Risks Related to Doing Business in the People's Republic of China

Our business operations take place primarily in the PRC. Because Chinese laws, regulations and policies are changing, our Chinese operations may face numerous risks unique to businesses in the PRC, several of which are summarized below.

- Limitations on Chinese economic market reforms may discourage foreign investment in Chinese businesses.

The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms in China in recent years are regarded by China's central government as a way to introduce economic market forces into China. Given the overriding desire of the central government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

-Any change in policy by the Chinese government could adversely affect investments in Chinese businesses.

Changes in policy could result in imposition of restrictions on currency conversion, imports or the source of supplies, as well as new laws affecting joint ventures and foreign-owned enterprises doing business in China. Although China has been pursuing economic reforms, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of certain state-owned industries could significantly affect the government's ability to continue with its reform.

- We face economic risks in doing business in China.

As a developing nation, China's economy is more volatile than that of developed Western industrial economies. It differs significantly from that of the U.S. or a Western European country in such respects as structure, level of development, capital reinvestment, legal recourse, resource allocation and self-sufficiency. Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity. In 1993, the Constitution of China was amended to reinforce such economic reforms. The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces. For example, in 1999 the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinate to state-owned companies, which are the mainstay of the Chinese economy. However, we cannot assure you that, under some circumstances, the government's pursuit of economic reforms will not be restrained or curtailed. Actions by the central government of China could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations.

- The Chinese legal and judicial system may negatively impact foreign investors.

In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in China. However, China's system of laws is not yet comprehensive. The legal and judicial systems in China are still under development, and enforcement of existing laws is inconsistent. Many judges in China lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. China's legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may shift to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. We cannot assure you that a change in leadership, social or political disruption, or unforeseen circumstances affecting China's political, economic or social life will not affect the Chinese government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the PRC's legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states. Similarly, the accounting laws and regulations of the PRC mandate accounting practices which are not consistent with U.S. Generally Accepted Accounting Principles. China's accounting laws require that an annual "statutory audit" be performed in accordance with PRC's accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate financial and tax authorities, at the risk of business license revocation. Second, while the enforcement of substantive rights may appear less clear than United States procedures, Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Generally, the Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations' Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958)." Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Because our principal assets are located outside of the United States and all of our directors and executive officers reside outside of the United States, it may be difficult for you to enforce your rights based on the United States Federal securities laws against us and our officers and directors in the United States or to enforce judgments of United States courts against us or them in the PRC.

In addition, our operating subsidiaries and the majority all of our assets are located outside of the United States. You will find it difficult to enforce your legal rights based on the civil liability provisions of the United States Federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the courts of the PRC. In addition, it is unclear if extradition treaties in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States Federal securities laws or otherwise.

- Economic Reform Issues

Although the Chinese government owns the majority of productive assets in China, during the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, we are unable to assure you that:

•	We will be able to capitalize on economic reforms;
•	The Chinese government will continue its pursuit of economic reform policies;
•	The economic policies, even if pursued, will be successful;
•	Economic policies will not be significantly altered from time to time; and
•	Business operations in China will not become subject to the risk of nationalization.

Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included revaluations of the Chinese currency, the Renminbi (RMB), restrictions on the availability of domestic credit, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

To date, reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future. However, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

Risks Associated with Agricultural Trading

We are subject to risks associated with our operations which may affect our results.

The agricultural industry in the PRC has issues that the agricultural industry does not have within the United States. For instance:

•
In China, insurance coverage is a relatively new concept compared to that of the United States and for certain aspects of a business operation, insurance coverage is restricted or expensive. Workers compensation for employees in the PRC may be unavailable or, if available, insufficient to adequately cover such employees.

•
The environmental laws and regulations in the PRC set various standards regulating certain aspects of health and environmental quality, including, in some cases, the obligation to rehabilitate current and former facilities and locations where operations are or were conducted. Violation of those standards could result in a temporary or permanent restriction by the PRC of our operations.

We cannot assure you that we will be able to adequately address any of these or other limitations.

Our earnings and, therefore our profitability, may be affected by price volatility.

We anticipate that the majority of our future revenues will be derived from the trading of rice and other agricultural commodities and, as a result, our earnings may be affected by the prices of these products. There are many factors influencing the price of rice and other agricultural commodities including expectations for inflation; global and regional demand and production; political and economic conditions; and production costs. These factors are beyond our control and are impossible for us to predict. As a result, price changes may adversely affect our operating results.

Other Industry-specific Risks

Extreme event risks. Weather and climate are variable from day to day and season to season. Extreme weather events could adversely impact our ability to trade grain and, consequently adverse impact our results of operation.

Yield risks. When temperature and precipitation are too high or low, crop yields suffer. Anticipated crops may not materialize.

The availability and price of the agricultural commodities the Company trades can be affected by weather, disease, government programs, and various other factors beyond the Company's control which could adversely affect the Company's operating results.

The availability and price of agricultural commodities are subject to wide fluctuations due to unpredictable factors such as weather, plantings, government (domestic and foreign) farm programs and policies, changes in global demand resulting from population growth and changes in standards of living, and global production of similar and competitive crops. These factors have historically caused volatility in the agricultural commodities industry and, consequently, could impact the Company's operating results. Reduced supplies of agricultural commodities could also limit the Company's ability to trade agricultural commodities in an efficient manner which could adversely affect the Company's profitability. In addition, the availability and price of agricultural commodities can be affected by other factors, such as plant disease, which can result in crop failures and reduced harvests.

Government policies and regulations, in general, and specifically affecting the agricultural sector and related industries, could adversely affect the Company's operating results.
Agricultural production is subject to government policies and regulations.  We are subject to Law of PRC on Quality and Safety of Agriculture Products, The Law of PRC on Promotion of Agricultural Mechanization and The Law of PRC on Land Contract in Rural Areas, and other PRC laws applicable to business in China generally. (Further information on these Laws is available at: http://english.agri.gov.cn/ga/plar/)
Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, and import and export restrictions on agricultural commodities and commodity products, can influence the planting of certain crops, the location and size of crop production, whether unprocessed or processed commodity products are traded, the volume and types of imports and exports, the availability and competitiveness of feedstock as raw materials, and industry profitability. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions. Future government policies may adversely affect the supply of, demand for, and prices of the products that the Company trades, restrict the Company's ability to do business in its existing and target markets, and could negatively impact revenues and operating results.

The Company is subject to food and feed industry risks which could adversely affect the Company's operating results.

The Company is subject to food industry risks which include, but are not limited to, food spoilage or food contamination, shifting consumer preferences, federal, state, and local food processing regulations, and customer product liability claims. The liability which could result from these risks may not always be covered or could exceed liability insurance related to product liability and food safety matters maintained by the Company. The occurrence of any of the matters described above could adversely affect the Company's revenues and operating results.

The Company is subject to risks associated with the outbreak of disease related to food products related to rice. The outbreak of disease could adversely affect demand for the Company's products. A decrease in demand for these products could adversely affect the Company's revenues and operating results.

The Company is subject to numerous wine import and export regulations and licensing in the United States of America and the People’s Republic of China which could adversely affect the Company’s plans to expand its wine production and trading.

The Company is required to comply with the numerous and broad reaching laws and regulations administered by governmental agencies relating to, but not limited to, the sourcing, transporting, storing, and processing of agricultural raw materials as well as the transporting, storing and distributing of related agricultural products including commercial activities conducted by Company employees and third parties globally. Any failure to comply with applicable laws and regulations could subject the Company to administrative penalties and injunctive relief, civil remedies, including fines, injunctions, and recalls of its products.

The Company is exposed to potential business disruption, including but not limited to transportation services, and other serious adverse impacts resulting from natural disasters and severe weather conditions, and accidents which could adversely affect the Company's operating results.

The assets and operations of the Company are subject to damage and disruption from various events which include, but are not limited to, natural disasters and severe weather conditions, accidents, explosions, and fires.

The potential effects of the conditions cited above include, but are not limited to, extensive property damage, extended business interruption, personal injuries, and damage to the environment. The Company's operations also rely on dependable and efficient transportation services. A disruption in transportation services could result in supply problems at the Company's processing plants and impair the Company's ability to deliver processed products to its customers in a timely manner.

Risks Relating to our Common Stock and our Status as a Public Company

The price of our common stock may be affected by a limited trading volume and may fluctuate significantly.

At times there has been a limited public market for our common stock and we cannot assure you that an active trading market for our stock will always be available. The absence of an active trading market may adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. In addition, we cannot assure you that you will be able to sell shares of common stock that you have purchased without incurring a loss. The market price of our common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. In addition, the market price for our common stock may be volatile depending on a number of factors, including business performance, industry dynamics, and news announcements or changes in general economic conditions.

We have not and do not anticipate paying any dividends on our common stock; because of this the valuation of our securities could be adversely affected in the market.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

Our management is not familiar with the United States securities laws.

Our management and the former owners of the businesses we acquire are generally unfamiliar with the requirements of the United States securities laws and may not appreciate the need to devote the resources necessary to comply with such laws. A failure to adequately respond to applicable securities laws could lead to investigations by the Securities and Exchange Commission and other regulatory authorities that could be costly divert management's attention and disrupt our business.

We will continue to incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance requirements.

As a public company we incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular it requires that the Company perform system and process evaluations and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. If we are not able to comply with the requirements of Section 404 in a timely manner, or if our accountants later identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.

Our Board of Directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stock holders and with the ability to adversely affect stockholder voting power and perpetuate the board's control over the Company.

Our certificate of incorporation authorizes the issuance of up to 1,000,000,000 shares of common stock, no par value. Our Board of Directors by resolution may authorize the issuance of up to 20,000,000 shares of preferred stock in one or more series with such limitations and restrictions as it may determine, in its sole discretion, with no further authorization by security holders required for the issuance thereof. The Board may determine the specific terms of the preferred stock, including: designations; preferences; conversions rights; cumulative, relative; participating; and optional or other rights, including: voting rights; qualifications; limitations; or restrictions of the preferred stock.

The issuance of preferred stock may adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make removal of management more difficult. As a result, the Board of Directors' ability to issue preferred stock may discourage the potential hostile acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

We may issue shares of our capital stock or debt securities to complete an acquisition, which would reduce the equity interest of our stockholders or subject our company to risks upon default.

We may issue our securities, such as additional shares of our common stock or share of preferred stock, to acquire companies or assets. If we issue additional shares of our common stock or shares of our preferred stock, the equity interest of our existing stockholders may be reduced significantly, and the market price of our common stock may decrease. The shares of preferred stock we issue are likely to provide holders with dividend, liquidation and voting rights, and may include participation rights, senior to, and more favorable than, the rights and powers of holders of our common stock.

If we issue debt securities as part of an acquisition, and we are unable to generate sufficient operating revenues to pay the principal amount and accrued interest on that debt, we may be forced to sell all or a significant portion of our assets to satisfy our debt service obligations, unless we are able to refinance or negotiate an extension of our payment obligation. Even if we are able to meet our debt service obligations as they become due, the holders of that debt may accelerate payment if we fail to comply with, and/or are unable to obtain waivers of, covenants that require us to maintain certain financial ratios or reserves or satisfy certain other financial restrictions. In addition, financial and other covenants in the agreements we may enter into to secure debt financing may restrict our ability to obtain additional financing and our flexibility in operating our business.

Future sales of our common stock, or the perception that such sales could occur, could have an adverse effect on the market price of our common stock.

We have approximately 73,157,232 shares of our common stock outstanding.  There are approximately 4,078 of holders of our common stock. Future sales of our common stock, pursuant to a registration statement or Rule 144 under the Securities Act, or the perception that such sales could occur, could have an adverse effect on the market price of our common stock. The number of our shares available for sale pursuant to registration statements or Rule 144 is very large relative to the trading volume of our shares. Any attempt to sell a substantial number of our shares could severely depress the market price of our common stock. In addition, we may use our capital stock in the future to finance acquisitions and to compensate employees and management, which will further dilute the interests of our existing shareholders and could also depress the trading price of our common stock.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Report on Form 10. The following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that may cause future results to differ materially from those projected include, but are not limited to, those discussed elsewhere in this Report  and in “Risk Factors” in our December 31, 2008 Form 10-K.

Overview

On March 15, 2007, China Organic Agriculture Inc. ("CNOA" or the "Company"), through a reverse merger, issued 27,448,776 shares of stock in exchange for all the outstanding shares of China Organic Agriculture Limited ("COA")   which then owned ErMaPao, an operating company engaged in growing, processing and distributing rice in China. Under accounting principles generally accepted in the United States, the share exchange was considered to be a capital transaction in substance, rather than a business combination. Thus the share exchange was equivalent to the issuance of stock by COA for the net monetary assets of CNOA, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange was identical to that resulting from a reverse acquisition, except no goodwill was recorded. Under reverse takeover accounting, the comparative historical financial statements issued after the acquisition of the legal acquirer, CNOA, are those of the legal acquiree, COA, which is considered to be the accounting acquirer, and thus represent a continuation of the financial statements of COA.  Share and per share amounts stated have been retroactively adjusted to reflect the merger.

In February 2008 we purchased the Bellisimo Vineyard, a 153 acre operating vineyard in Sonoma County, California. Before we acquired the Bellisimo Vineyard, it was providing Merlot, Chardonnay, and Cabernet Sauvignon grapes to wineries for both red and white wines. We anticipate that we may sell some of the vineyard’s production to distributors for resale in China.  In addition to the growing of grapes, we have also periodically rented to third parties seven residential buildings located on the Bellisimo Vineyard. In June 2008, anticipating that we might begin to import wines into China, we formed Far East Wine Holding Group Ltd. (“FEW”)  to act as our distributor of wines into China should we choose to do so.

In early 2008, the Company also began to engage on a limited basis in the trading of rice and other agricultural commodities.

Until the September, 2008 sale of ErMaPao and the acquisition of 60% of the shares of Dalian Huiming, the Company was mainly engaged in the business of the production, processing, sale, trading and distribution of agricultural products grown by or under the direction of ErMaPao. The Company’s products have been sold principally within the People's Republic of China. As a result of the sale of ErMaPao, the Company is primarily engaged in the acquisition, trading and distribution of agricultural products, such as corn, soybean and rice, acquired from third parties, which are then sold mainly to five regions in China. They are Beijing, Shanghai, Zhejiang, Guangdong and Liaoning. ErMaPao is now treated as a Discontinued Operation and is no longer reported as a separate segment.

Result of Operations – Annual Periods 2008 and 2007

The following tables present certain information from the consolidated statement of operations for the twelve months ended December 31, 2008 and December 31, 2007.

	TWELVE MONTHS ENDED	TWELVE MONTHS ENDED	%
	DECEMBER 31 2008	DECEMBER 31 2007	CHANGE

Sales	$112,695,908	$-	n/m
Cost of sales	(87,329,141)	-	n/m
Gross profit	25,366,767	-

Selling, general and administrative expenses	(1,755,344)	-	n/m
Income from operations	23,611,423	-	n/m
Other income	827,577	-	n/m
Interest expense	(541,959)	-	n/m
		-	n/m
Income from continuing operations before income taxes	23,897,041	-	n/m

Provision for income taxes	(6,975,212)	-	n/m
Minority interest	(1,328,623)	-	n/m
Net income from continuing operations	15,593,206	-	n/m
Net income from discontinued operations	1,868,231	13,492,590	-86%

Net Income	$17,461,437	$13,492,590	29%
Basic weighted average shares	58,515,437	46,662,749	25%
Total basic and diluted earnings per share	$0.30	$0.29	3%
Other comprehensive income: Net Income	$17,461,437	$13,492,590	29%

Foreign currency
translation adjustment	2,212,245	537,361	312%
Comprehensive income	$19,673,682	$14,029,951	40%

Business Segment Information

We operate in two business segments, agricultural commodities, which we acquire, trade and supply to users; and the wine industry, for which we grow grapes and intend to act as an importer into Asia where we may also distribute wines and ice wines.

Year ended December 31, 2008
	Agricultural products	Wine production	Others (1)	Total
Sales, net	$112,695,908	-	-	112,695,908
Cost of sales	87,329,141	-	-	87,329,141
Gross Profit	25,366,767	-	-	25,366,767
Other operational income	-	585,666	-	585,666
Segment profit (loss)	24,900,541	(954,232)	(49,268)	23,897,041
Depreciation and amortization	47,163	167,710	-	214,873
Total assets	56,385,100	15,341,073	-	71,726,173
Expenditures for long term assets	11,718,460	14,673,773	-	26,392,233
Goodwill	$1,602,134	-	-	1,602,134
(1)	Others include corporate expenses such as the amortization of warrant expense;

As ErMaPao was the Company’s only operating segment in 2007, and it is now classified as Discontinued Operation, no segment table for 2007 is presented.

Sales

Sales for the twelve months ending December 31, 2008 totaled $112,695,908.  During 2008, nearly all of the Company's sales were generated by the Company's Agricultural Products segment, reflecting the new initiative of purchasing rice from other rice producers and then reselling this rice to retailers and wholesalers. As the Agricultural Products operation was established in 2008, there were no comparable sales in 2007.

Gross Profit

The Company's gross profit for the twelve months ending December 31, 2008 was $25,366,767 (or 22.5% of revenue).
Selling, General and Administrative Expense
Selling, general and administrative expense for the twelve months ending December 31, 2008 totaled $1,755,344 or approximately 1.6% of sales.
Other Income
Other income includes licensing fee income, gain on debt conversion, net grape and rental income.
Licensing fee income of $500,000 is based on an agreement between the Company and Red Wine Saga Company, Ltd. (“Red Wine”) effective October 1, 2008.  In this agreement, the Company gave Red Wine the authority to sell red wine in Asia under the Bellisimo brand name.  The agreement extends from October 1, 2008 through September 30, 2011. On June 3, 2009 the agreement was amended to eliminate the quarterly installments until such time as the Company begins to deliver wine for sale under the Bellisimo brand

On September 4, 2008, the Company issued 18,282,353 shares, representing approximately 25%, of its outstanding common stock, to a shareholder of the Company (Mr. Xirong Xu) in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 6,216,000 issued in connection with the acquisition of the Bellisimo Vineyard. The conversion rate, $0.32 per share, represented a slight premium to the 30 day average share price of the common stock at the time of the conversion, resulting in a gain on debt conversion of $365,647.
On September 4, 2008, the Company issued 3,326,103 shares, representing approximately 4.5%, of its outstanding common stock, to a shareholder of the Company (First Capital Limited) in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 1,130,875. The indebtedness evidenced by this note represents amounts advanced to pay accounts payable. The conversion rate for this transaction, $0.32 per share, represented a slight premium to the 30 day average share price of the common stock at the time of the conversion, resulting in a gain on debt conversion of $66,522.

Mr. Xirong Xu and First Capital Limited are accredited investors within the meaning of Rule 501 (a) of Regulation D under the Securities Act. The shares were issued pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and in the case of Xirong Xu, Regulation S under the Securities Act.
Interest Expense
Interest expenses were $541,959 for fiscal year 2008. These expenses result from the debt incurred to finance the February 2008 acquisition of the Bellisimo Vineyard, which totaled about $14.7 million.
Provision for Income Taxes
The Company is subject to the income tax laws of the People's Republic of China ("PRC"). The Enterprise Income Tax, to which the Company is subject, is now at a statutory rate of 25%. Until December 31, 2007, the Company enjoyed an exemption from this tax because of its participation in both agricultural production and in the PRC Urban Labor and Employment Services Program designed to encourage companies to increase their employment of target groups.
Thus it did not record an expense for income taxes nor did it paid income taxes in 2007.
According to China's new tax policy, the Company is no longer able to benefit from this tax exemption. For the twelve months ending December 31, 2008, the Company accrued $6,975,212 in income taxes. The Company’s effective 2008 tax rate is higher than the statutory rate as expenses incurred in the US, including those pertaining to the Bellisimo Vineyard, are not deductible for PRC tax purposes, and debt relief of $3,015,387 from controlling shareholder related to the acquisition of Dalian Huiming was treated as being taxable to Dalian Huiming under China Tax Law, but was not reflected as a gain in the consolidated financial report.
Minority Interest
As the Company owns only 60% of Dalian Huiming, 40% of total net income from Dalian Huiming was recorded as income attributed to minority interest.

Discontinued Operations
The Company discontinued reporting the operating results of ErMaPao as of September 30, 2008, the effective date of the sale of ErMaPao. The following table summarizes the operating results of the discontinued operations for the periods ended September 30, 2008 and 2007 respectively:

	2008	2007

Sales	$4,536,142	$28,804,210
Cost of sales	(2,977,670)	(18,676,637)
Gross profit	1,558,472	10,127,573
Operating expenses	(314,713)	(499,898)
Income from discontinued operations before income tax	1,243,759	9,627,675
Income tax	(309,722)	-
Net Income	$934,037	$9,627,675

ErMaPao showed a significant decrease in sales of both green and organic rice in 2008. The decline is due to the following reasons:

•	As the government was no longer providing a tax exemption to ErMaPao, certain orders were not accepted because of the reduced margin.
•	Heavy snows in early 2008 impacted rice sales in Northern China. Some suppliers of ErMaPao could not deliver the goods per sales orders.
•	The increasing shipping cost due to the location of ErMaPao made many long-term sales orders not worth to pursue.
•	Increased competition from other rice producers.

Net Income

Net income from ErMaPao was $1,868,231 for the twelve months ending December 31, 2008, compared to net income for $13,492,590 for the twelve months ending December 31, 2007. This decrease mainly was due to the reasons listed above. The total net income of the Company was $17,461,437 for the twelve months ending December 31, 2008, an increase of 29% compared to the same period in 2007. The increase was primarily due to acquisition of Dalian Huiming.
Result of Operations– Three and nine month periods ended September 30, 2009 and 2008
The following tables present certain information from our consolidated statement of operations for the three and nine months ended September 30, 2009 and September 30, 2008.

	THREE MONTHS ENDED	THREE MONTHS ENDED
	SEPTEMBER 30, 2009	SEPTEMBER 30, 2008	% CHANGE

Sales	$39,656,537	$46,454,286	-15%
Cost of sales	(28,547,725)	(35,326,386)	-19%
Gross profit	11,108,812	11,127,900	0%
Selling, general and administrative expenses	(587,239)	(416,651)	41%
Income from operations	10,521,573	10,711,249	-2%
Other income	154,774	613,133	-75%
Interest expense, net	(108,578)	(79,570)	36%
Income from Continuing operations before income taxes	10,567,769	11,244,812	-6%
Provision for income taxes	(2,753,400)	(2,773,251)	-1%
Net income from Continuing operations	7,814,369	8,471,561	-8%
Net Income from Discontinued operations:	-	1,028,074	n/m
Net Income	7,814,369	9,499,635	-18%
Less Income attributed to noncontrolling interest	(3,304,176)	-	n/m
Net Income attributable to CNOA	$4,510,193	$9,499,635	-53%
Basic and diluted weighted average shares	73,157,232	57,655,514	27%
Basic and diluted Earnings Per Share	$0.06	$0.17	-65%

	NINE MONTHS ENDED	NINE MONTHS ENDED
	SEPTEMBER 30, 2009	SEPTEMBER 30, 2008	% CHANGE

Sales	$106,402,273	$53,913,511	97%
Cost of sales	(79,978,832)	(40,946,593)	95%
Gross profit	26,423,441	12,966,918	104%
Selling, general and administrative expenses	(1,429,388)	(1,579,854)	-10%
Income from operations	24,994,053	11,387,064	119%
Other income	837,841	701,183	19%
Interest expense, net	(674,152)	(380,422)	77%
Income from Continuing operations before income taxes	25,157,742	11,707,825	115%
Provision for income taxes	(6,477,642)	(3,222,007)	101%
Net income from Continuing operations	18,680,100	8,485,818	120%
Net Income from Discontinued operations:	-	1,868,231	n/m
Net Income	18,680,100	10,354,049	80%
Less Income attributed to noncontrolling interest	(7,763,626)	-	n/m
Net Income attributable to CNOA	$10,916,474	$10,354,049	5%
Basic and diluted weighted average shares	73,157,232	53,599,214	36%
Basic and diluted Earnings Per Share	$0.15	$0.19	-21%

Business Segment Information

Below are our results of operations for our two business segments for the three and nine month periods ended September 30, 2009 and 2008.

Three months ended September 30, 2009
	Agricultural products	Wine production(1)	Others(2)	Total
Sales, net	$39,656,537	-	-	$39,656,537
Cost of sales	28,547,725	-	-	28,547,725
Gross profit	11,108,812	-	-	11,108,812
Depreciation and amortization	47,399	50,313	-	97,712
Other income	-	154,774	-	154,774
Segment profit (loss)	10,944,524	(38,909)	(229,268)	10,676,347
Total assets	78,106,427	28,788,454	-	106,894,881
Expenditures for long term assets	-	-	-	-
Goodwill	$1,602,143	-	-	$1,602,143

Three months ended September 30, 2008
	Agricultural products	Wine production(1)	Others (2)	Total
Sales, net	$46,454,286	-	-	$46,454,286
Cost of sales	35,326,386	-	-	35,326,386
Gross profit	11,127,900	-	-	11,127,900
Depreciation and amortization	343	117,397	-	117,740
Other income	-	180,964		180,964
Segment profit (loss)	10,740,407	(44,842)	196,648	10,892,213
Total assets	$71,791,626	15,173,820	-	$86,365,446
Expenditures for long term assets	278	-	-	278
Goodwill	-	-	-	-

(1)	Other income and Segment profit (loss) of our wine segment relate mainly to the Bellisimo Vineyard’s rental activities.
(2)	Others included the warrant expenses, option expenses and CNOA corporate expenses.

Nine months ended September 30, 2009
	Agricultural products	Wine production(1)	Others(2)	Total
Sales, net	$106,402,273	-	-	$106,402,273
Cost of sales	79,978,832	-	-	79,978,832
Gross profit	26,423,441	-	-	26,423,441
Depreciation and amortization	142,205	150,939	-	293,144
Other income	-	837,841	-	837,841
Segment profit (loss)	25,657,211	(65,697)	(240,380)	25,831,894
Total assets	78,106,427	28,788,454	-	106,894,881
Expenditures for long term assets	186	490	-	676
Goodwill	$1,602,143	-	-	$1,602,143

Nine months ended September 30, 2008
	Agricultural products	Wine production(1)	Others (2)	Total
Sales, net	$53,913,511	-	-	$53,913,511
Cost of sales	40,946,593	-	-	40,946,593
Gross profit	12,966,918	-	-	12,966,918
Depreciation and amortization	670	117,397	-	118,067
Other income	-	269,014	-	269,014
Segment profit (loss)	12,567,268	(491,137)	(420,053)	11,656,078
Total assets	$71,791,626	15,173,820	-	$86,365,446
Expenditures for long term assets	4,232	15,173,820		15,178,052
Goodwill	-	-	-	-

(1)	Other income and Segment profit (loss) of our wine segment relate mainly to the Bellisimo Vineyard’s rental activities.
(2)	Others included the warrant expenses, option expenses and CNOA corporate expenses.

Sales

Sales for the three months ending September 30, 2009 totaled $39,656,537 compared to $46,454,286 for the three months ending September 30, 2008, a decrease of $6,797,749, or approximately 15%. Sales for the nine months ending September 30, 2009 totaled $106,402,273 compared to $53,913,511 for the nine months ending September 30, 2008, an increase of $52,488,766 or approximately 97%. The sales decrease in third quarter this year was due to the Company’s decision to focus on higher margin sales which lowered trading volume but increased the gross margin percentage. During the nine months ending September 30, 2009, most of our sales were generated by Dalian Huiming, which was acquired in October of 2008, reflecting the Company’s new initiative of purchasing grains from producers and then reselling these to retailers and wholesalers. Prior to the acquisition of Dalian Huiming, the Company’s agriculture trading business was relatively small.

Gross Profit

The Company's gross profit for the three months ending September 30, 2009 was $11,108,812 (28% of revenue) compared to $11,127,900 (24% of revenue) for the three months ending September 30, 2008. The gross profit for the nine months ending September 30, 2009 was $26,423,441 (25% of revenue) compared to $12,966,918 (24% of revenue) for the nine months ending September 30, 2008. Margin improved for the three month period ended September 30, 2009 compared to that in the 2008 period due to the improvement of the price of the products sold relative to the cost that the Company paid for these products The increase in gross profit for the nine month period was attributable to our increased trading activity due to the acquisition of Dalian Huiming in October, 2008.

Selling, General and Administrative Expense

Selling, general and administrative expenses for the three and nine months ending September 30, 2009  were $587,239 and $1,429,388, reflecting an increase of $170,558 and a decrease of $150,466, respectively, from the comparable 2008 periods. The increase in expenses for the three month period ended September 2009 was due to management’s undertaking efforts to develop new business opportunities.

Other Income

Other income for the nine month period ended September 30, 2009 includes $500,000 based on an agreement between the Company and Red Wine Saga Company, Ltd. (“Red Wine”) effective October 1, 2008.  In this agreement, the Company gave Red Wine the authority to sell red wine in Asia under the Bellisimo brand name. The agreement originally extended from October 1, 2008 through September 30, 2011 and provided for $6,000,000 to be paid in quarterly installments of $500,000. The agreement has been amended to eliminate the quarterly installments until such time as the Company begins to deliver red wine for sale under the Bellisimo brand. Other Income for the nine month period ending September 30, 2008 represents gain on debt conversion in 2008 of $432,169, and the net benefit of the sale of grapes and the rental income pertaining to the Bellisimo vineyard.

Interest Expense

Interest expenses were $108,578 and $674,152 for the three and nine month periods ending September 30, 2009, and represented increases of $29,008 and $293,730 as compared to the corresponding 2008 periods. These increases mainly result from the additional bank debt incurred to support the increased working capital needs associated with the revenue growth, particularly the increase in receivables.

Provision for Income Taxes

The Company is subject to the income tax laws of the People's Republic of China ("PRC"). The PRC’s Enterprise Income Tax is now at a statutory rate of 25%. For the three and nine month periods ending September 30, 2009, the Company accrued $2,753,400 and $6,477,642 in income taxes. The effective tax rates of 26.1% and 25.7% represented by these accruals are higher than the statutory rate as expenses incurred in the US, including those pertaining to the Bellisimo Vineyard, are not deductible for PRC tax purposes

Discontinued Operations

The following table summarizes the operating results of the discontinued operations of ErMaPao for the three months and nine months ended September 30, 2008 respectively:

	Three Months Ending September 30, 2008	Nine Months Ending September 30, 2008
Sales	$771,481	4,536,142
Cost of sales	(559,737)	(2,977,670)
Gross profit	211,744	1,558,472
Operating expenses	(86,925)	(314,713)
Income from Discontinued operations before income tax	124,819	1,243,759
Income tax	(30,938)	(309,722)
Net Income from Discontinued operations, net of tax	$93,881	934,037

Net Income: Net Income Attributable to CNOA

Net income was $7,814,369 for the three months ended September 30, 2009, compared to net income of $9,499,635 for the three months ended September 30, 2008. Net income was $18,680,100 for the nine months ended September 30, 2009, compared to net income of $10,354,049 for the comparable 2008 period. The increase in net income during the nine month period was largely due to the acquisition of Dalian Huiming. As the Company acquired only 60% of Dalian Huiming, however, 40% of the net income from Dalian Huiming was recorded as Income attributed to noncontrolling interest.  Thus, net income attributable to CNOA was $4,510,193 for the three months ended September 30, 2009 and $10,916,474 for nine months ended September 30, 2009.

Liquidity and Capital Resources

At September 30, 2009, cash and cash equivalents were $17,306,954 as compared to $7,338,817 at December 31, 2008. As of September 30, 2009, current assets totaled $89,863,975, and current liabilities were $29,928,479 for working capital of $59,935,496. Working capital as of December 31, 2008 was $41,018,283 (current assets of $54,402,799 less current liabilities of $13,384,016) as compared to working capital of $14,241,857 as of December 31, 2007.

The components of the $9,968,137 increase of cash and cash equivalents during the nine months ended September 30, 2009 are reflected below:

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
Net cash used by operating activities	$(5,035,988)	$(11,452,162)
Net cash provided/(used) by investing activities	5,219,324	(16,235,929)
Net cash provided by financing activities	9,775,025	18,603,785
Effects of exchange rates on cash	9,776	948,627
Net change in cash and cash equivalents	$9,968,137	$(8,135,679)

The components of the $2,358,976 decrease of cash and cash equivalents during the year ended December 31, 2008 are reflected below:

	Twelve months ended December 31, 2008	Twelve months ended December 31, 2007
Net cash provided (used) by operating activities	$4,827,267	$9,559,590
Net cash used by investing activities	(26,392,233)	(852,041)
Net cash provided by financing activities	17,937,377	364,865
Effects of exchange rates on cash	1,268,613	309,318
Net change in cash and cash equivalents	$(2,358,976)	$9,381,732

Net Cash Provided by Operating Activities

During the nine months ended September 30, 2009, we had negative cash flow from operating activities of $5,035,988. This resulted from an increase in accounts receivable of $17,692,159, largely resulting from increased revenue levels, and $3,293,923 of higher trade deposits due to new purchase terms with certain suppliers. These more than offset the $18,680,100 of net income, inclusive of the portion of income pertaining to the noncontrolling interest. We have lower negative cash flow from operating activities for the nine month period of 2009 compared to 2008 due to a smaller increase in accounts receivable.

The cash provided by operating activities for the twelve month period ended December 31, 2008 was $4,827,267. This is largely due to the Net income of $17,461,437, partially offset by the increase in accounts receivables of $14,868,192, which resulted from the increase in sales due to the expanded trading activities. The level of cash provided by operating activities was $4,732,323 lower than that of the prior year largely due to this increase in accounts receivable.

Net Cash Provided by Investing Activities

During the nine months ended September 30, 2009, the Company received $5,220,000 from the sale of ErMaPao, which occurred in 2008. That sale created a payment due to the Company of $8,700,000, and the remaining balance was received subsequent to September 30, 2009. In February of 2008 the Company acquired the Bellisimo Vineyard for $14,750,000.

Net cash used by investing activities in twelve months ended December 31, 2008 was $26,392,233 reflecting the cash used to purchase the Bellisimo Vineyard ($14,750,000) and Dalian Huiming ($10,642,609).

Net Cash Provided by Financing Activities

The cash provided by financing activities for the nine months ended September 30, 2009 resulted mainly from short term loans of $14,637,217.  These loans were obtained to support the increased level of accounts receivables resulting from the Company’s increase in revenues.

The $18,603,785 of cash obtained from financing activities for the nine months ended September 30, 2008 was received to support the acquisition of the Bellisimo Vineyard and to enable a deposit pertaining to the subsequent acquisition of Dalian Huiming.

On September 4, 2008, the Company issued 18,282,353 shares, representing approximately 25% of its outstanding common stock, to a shareholder of the Company (Mr. Xirong Xu) in exchange for the surrender and cancellation of its promissory note in the principal amount of $6,216,000 issued in connection with the acquisition of the Bellisimo Vineyard on February 29, 2008. The conversion rate for the transaction, $0.32 per share, represents a slight premium to the 30 day average share price of the common stock.

In connection with the acquisition for $14,750,000 of the Bellisimo Vineyard on February 29, 2008, we incurred debt in the amount of $8,515,000 for which we granted the lender a first lien on the Vineyard. This debt bears interest at an initial rate of 7.7% per annum and is repayable in varying monthly payments over a period of 20 years. In addition, we received funding from a shareholder of an additional $6,216,000 used to purchase the Vineyard, at 4% interest over a five year term.  As discussed in Note16 of the Notes to the Consolidated Financial Statements included in this Form 10, this debt was cancelled in return for the issuance to the debt holder of 18,282,353 shares of the Company’s stock in September, 2008.

Additionally during the year ended December 31, 2008, the Company received $2,800,000 from a related party, Shenzhen Kaibite Network Technology Co., Ltd. which is a subsidiary of one of the Company’s shareholders (First Capital Limited).  The amount is evidenced by a non-interest bearing promissory note payable upon demand.

We anticipate that our available funds and cash flows generated from operations will be sufficient to meet our anticipated on-going operating needs for the next twelve months. However, we may need to raise additional capital in order to fund acquisitions and any substantive constructions. We would expect to raise those funds through credit facilities obtained from lending institutions, the issuance of equity, or a combination of both. However, there can be no guarantee that we will be able to obtain such funding, whether through the issuance of debt or equity, on terms satisfactory to management and our Board of Directors.

Recent Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." ("SFAS  155"). SFAS  155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS  133") and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 140"). SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS  155 also clarifies and amends certain other provisions of SFAS  133 and SFAS  140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not believe that its adoption had a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS Statement No. 156, "Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140," ("SFAS 156"). SFAS 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not believe that its adoption of this new standard had a material impact on its financial position, results of operations or cash flows.

In June 2008, the FASB ratified the consensus reached on Emerging Issues Task Force (“EITF”) Issue No. 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF No. 07-05”). EITF No. 07-05 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. EITF No. 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008.

Item 3. Properties.

We do not own any land in the PRC although, as a result of government land use grants, prior to the sale of ErMaPao we controlled approximately 1,600 acres, and indirectly we controlled the 4,660 acres used by the family farmers who grew the grain we purchased and marketed.  Prior to the sale of ErMaPao our executive offices were located in China at Songyuan City in Jilin Province. These offices and processing facilities are located on the approximately 1600 acres of land owned by the PRC that had been leased to the Company. The lease for the land expires in 2032, and the annual rent for the land was RMB 994,795 or approximately US$140,112. The buildings on this land have approximately 20,000 square meters of usable space and are owned by ErMaPao. They consist mainly of warehouses, shelters for farm equipment and supplies, and processing buildings. As a result of the sale of ErMaPao, we no longer directly or indirectly control any of the properties mentioned in this paragraph.

Dalian Huiming rents office space at 25 Tongxing Street Zhong Shan District, Dalian, Liaoning. This space is approximately 337 sq. meters and the annual rent is approximately $39,800.  Through another subsidiary we rent space at Manhattan Building #1, Suite 1511, Dalian City, Liaoning Province. This space is approximately 300 sq. meters and the annual rent is approximately $17,280.

The Bellisimo Vineyard is a 153 acre operating vineyard in Sonoma County, California. There are seven buildings located on the Bellisimo Vineyard which we occasionally rent to third parties.

We acquired the Bellisimo Vineyard for $14,750,000. A portion of the purchase price, $8,515,000, was paid with funds provided by a commercial US lender which was granted a first lien on the property. The balance of the purchase price was financed with $6,216,000 loaned from a related party pursuant to an agreement providing for 4% interest per annum over a five year term and internally generated funds. During 2008 the 4% loan was swapped for equity as discussed in the notes to our financial statements included herein. The $8,515,000 mortgage is payable over twenty years with an interest rate, initially set at 7.70% per year, that adjusts every four years.

Item 4. Securities Ownership of Certain Beneficial Owners and Management.

The following table sets forth information known to us regarding beneficial ownership of our common stock as of November 30, 2009 by (i) each person known by us to own beneficially more than 5% of the outstanding common stock, (ii) each of our directors and executive officers, (iii) any other "Named Executive Officer" identified in the Executive Compensation section, below, and (iv) all of our officers and directors as a group. Except as otherwise indicated, we believe, based on information provided by each of the individuals named in the table below, that such individuals have sole investment and voting power with respect to such shares, subject to community property laws, where applicable. Each executive officer and director may be contacted c/o the Company: Dalian City Zhongshan District, Youhao Road, Manhattan Building #1 Suite 1511, Dalian Liaoning, PRC.

---------------------------------------------------------------------------------------------
      Name and Address of                          Amount and                    Percent
      Beneficial Owner                             Nature of                     of Class
                                                   Beneficial
                                                   Owner
---------------------------------------------------------------------------------------------
      Xirong Xu                                    20,282,353                      27.7
      ---------------------------------------------------------------------------------------
      First Capital Limited P.O. Box 2804,
      Georgetown Grand Cayman, Ky1-1112
      Cayman Islands
      Xirong Xu                                     3,326,103                       4.5
      ---------------------------------------------------------------------------------------
      Jinsong Li                                      500,000                       0.7
      ---------------------------------------------------------------------------------------
      Weihong Xia                                           0                         0
      ---------------------------------------------------------------------------------------
      Shujie Wu                                             0                         0
      ---------------------------------------------------------------------------------------
      Guangwu Zhang                                         0                         0
      ---------------------------------------------------------------------------------------
      Officers and Directors
      as a group (4 persons)            500,000                   0.7
      ---------------------------------------------------------------------------------------

Item 5. Directors and Executive Officers

Our directors and executive officers are:

Name	Age	Title

Jinsong Li	37	Chief Executive Officer and Chairman
Weihong Xia	37	Chief Financial Officer and Secretary
Shujie Wu	38	Director
Guangwu Zhang	75	Director

The business experience of each director and executive officer of the Company is set forth below.

Mr. Jinsong Li was elected to the position of Chief Executive Officer in late September 2008. He was formerly vice president of Beijing Jingwei Capital Investment Co., Ltd, an investment firm focusing on agricultural companies, where he managed investment projects valued at more than $100 million. Mr. Li previously worked for more than 15 years in various executive roles at a commercial trade company in Shantou and an agricultural products company in Beijing. On October 15, 2008, Mr. Li was elected Chairman of the Company's Board of Directors replacing Huizhi Xiao, who resigned as of that date.

Weihong Xia holds a Masters Degree in Economics and is a certified public accountant. He most recently served as Chief Financial Officer of Dongfang Tiandu Industrial Investment Company, and as Executive Director and Chief Financial Officer of Tianzifu International Investment Company. He joined the Company in Oct. 2008, and became CFO in Nov. 2008.

Guangwu Zhang currently holds the position of Professor of Agriculture at Shandong Agricultural University. As author of over 100 academic papers, he currently holds several national appointments including Vice Committee Chairman of Cultivation Research Committee of The Crop Science Society of China as well as evaluator of the National Natural Science Foundation of China.  He joined the Company as a Non-managerial director in December 2008.

Shujie Wu served from 2002 to 2004 as Chairman of Dongguan Shijin Market Investment Company Limited. From 2003 to 2005, Mr. Wu served as Chairman of Guangzhou City Weirong Investment Consulting Company Limited, and from 2005 to 2007 he served as Managing Director of Jiayuanfen International Investments Company Limited. He joined the Company as a Non-managerial director in April 2008.

Item 6. Executive Compensation.

The following table sets forth information with respect to the amounts awarded to, earned by, or paid to, (i) each individual who served as our chief executive officer for services provided in all capacities to us and our subsidiaries for all, or a portion of, the fiscal years ended December 31, 2007 or 2008. No other individual who served as an executive officer of our company was awarded, earned, or paid total compensation in excess of $100,000 for services provided in all capacities to us and our subsidiaries in either of those years.

Mr. Jingsong Li became CEO on September 23, 2008. The Former CEO, Mr. Changqing Xu, served 8 months in 2008.

                                             Summary Compensation Table

                                                         Change in
                                    Non-equity        pension value and     nonqualified
  Name and                            Stock    Option  incentive plan  deferred compensation    All other
 principal    Year   Salary   Bonus   awards   awards   compensation         earnings         compensation    Total
  position             ($)     ($)      ($)      ($)        ($)                ($)                ($)          ($)
     (a)       (b)     (c)     (d)      (e)      (f)        (g)                (h)                (i)          (j)
---------------------------------------------------------------------------------------------------------------------
Jinsong Li
CEO           2008   $9,198    N/A      N/A      N/A        N/A                N/A                N/A        $ 9,198
---------------------------------------------------------------------------------------------------------------------
Changqing Xu
CEO           2008   $24,788   N/A      N/A      N/A        N/A                N/A                N/A        $ 24,788
---------------------------------------------------------------------------------------------------------------------
Changqing Xu
CEO           2007   $8,000    N/A      N/A      N/A        N/A                N/A                N/A        $ 8,000
---------------------------------------------------------------------------------------------------------------------
Changqing Xu
CEO           2006   N/A       N/A      N/A      N/A        N/A                N/A                N/A        N/A
---------------------------------------------------------------------------------------------------------------------
Weihong Xia
CFO &         2008   N/A       N/A      N/A      N/A        N/A                N/A                N/A        N/A
Secretary
---------------------------------------------------------------------------------------------------------------------
Xuefeng Guo
CFO &         2007   $8,000    N/A      N/A      N/A        N/A                N/A                N/A        $ 8,000
Secretary
---------------------------------------------------------------------------------------------------------------------
Xuefeng Guo
CFO &         2006   N/A       N/A      N/A      N/A        N/A                N/A                N/A        N/A
Secretary
---------------------------------------------------------------------------------------------------------------------
Huizhi Xiao
Chairman      2007   $8,000    N/A      N/A      N/A        N/A                N/A                N/A        $ 8,000
---------------------------------------------------------------------------------------------------------------------
Huizhi Xiao
Chairman      2006   $7,692    N/A      N/A      N/A        N/A                N/A                N/A        $ 7,692
---------------------------------------------------------------------------------------------------------------------
Shujie Wu
Director      2007   N/A       N/A      N/A      N/A        N/A                N/A                $10,143    $10,143
---------------------------------------------------------------------------------------------------------------------
Shujie Wu
Director      2006   N/A       N/A      N/A      N/A        N/A                N/A                N/A        N/A
---------------------------------------------------------------------------------------------------------------------
Guangwu Zhang
Director      2008   N/A       N/A      N/A      N/A        N/A                N/A                N/A        N/A
---------------------------------------------------------------------------------------------------------------------

Item 7. Certain Relationships and Related Transactions; Director Independence.

In connection with the acquisition by the Company of China Organic Agriculture Limited ("COA"), the BVI holding Company, the Company issued to the shareholders of COA, Huizhi Xiao, Luxesource International Limited, JK Friedman Capital Limited, Shenzhen Huaying Guaranty and Investment Company Limited, First Capital Limited, Simple (Hong Kong) Investment & Management Company Limited and China US Bridge Capital Limited an aggregate of 27,448,776 shares of the Company's common stock.

In April 2007, we received a loan from Shenzhen Dingyi Investment Consultants Limited, an entity which was a shareholder in the Company, of an aggregate $2,063,797, which was repaid by December 31, 2007.
In February 2008, the Company received a loan from an individual shareholder, Mr. Xirong Xu, for the total amount of $6,216,000. The interest rate was 4.00% and both principal and interest were due in February 2013. On September 4, 2008, China Organic Agriculture, Inc. (the "Company") issued 18,282,353 shares, representing approximately 25%, of its outstanding common stock, to Xirong Xu in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 6,216,000 issued in connection with the acquisition of the Bellisimo Vineyard in February 2008. Mr. Xirong Xu is not a relative of the Company's former CEO, Mr. Changqing Xu.
On September 4, 2008, the Company issued 3,326,103 shares, representing approximately 4.5%, of its outstanding common stock, to First Capital Limited in exchange for the surrender and cancellation of the Company’s promissory note to First Capital Limited in the principal amount of $ 1,130,875. The indebtedness that had been represented by this note results from amounts advanced by First Capital on behalf of the Company to pay accounts payable.
Mr. Xirong Xu and First Capital Limited are accredited investors within the meaning of Rule 501 (a) of Regulation D under the Securities Act. The shares were issued pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated hereunder, and in the case of Mr. Xirong Xu, Regulation S under the Securities Act.

Item 8. Legal Proceedings

On December 12, 2008, Lance C. Provo, "on behalf of himself and all others similarly situated", filed a class action lawsuit in the United States District Court for the Southern District of New York against China Organic Agriculture, Inc. (the "Company"), past officers and directors of the Company, and one current director of the Company (the "Defendants"). The suit alleges, among other things, that the Defendants disseminated false and misleading statements or concealed materially adverse facts causing members of the class to purchase the Company's stock at inflated prices, and engaged in other improper actions, including divesting the Company of its sole productive asset and acquiring a luxury retreat for the use of the Defendants. The suit alleges that the Defendants' actions violated Sections 10(b) and 20A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10(b) 5 under the Exchange Act. The suit seeks as relief civil penalties, attorney's fees, and disgorgement.

PART II

Item 9. Market Price of and Dividends on Registrant's Common Equity; Related Stockholder Matters.

Market for Our Common Stock

Our common stock is traded in the over-the-counter market (the OTC Bulletin Board). Prior to May 4, 2007, the date we changed our name from Industrial Electrical Services. Inc. to China Organic Agriculture, Inc., our common stock was quoted under the symbol "INEL.OB." From May 2007 to the present, our common stock has been quoted under the symbol "CNOA.OB."

The prices set forth below reflect the quarterly high and low bid price information for shares of our common stock for the periods indicated. These quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

                                           High             Low
                                           ----             ----
2009
First Quarter                              $0.35            $0.12
Second Quarter                             $0.55            $0.15
Third Quarter                              $0.64            $0.30
Fourth Quarter (through November 30th)     $1.45            $0.60

2008

First Quarter                              $2.20            $0.83
Second Quarter                             $2.06            $0.63
Third Quarter                              $0.68            $0.17
Fourth Quarter                             $0.69            $0.17

2007

First Quarter                              $2.00            $0.51
Second Quarter                             $2.09            $1.01
Third Quarter                              $4.00            $1.15
Fourth Quarter                             $4.25            $1.50

2006

First Quarter                               N/A              N/A
Second Quarter                              N/A              N/A
Third Quarter                               N/A              N/A
Fourth Quarter                             $1.57            $0.51

As of November 30, 2009, our common stock was held of record by approximately 4,000 stockholders, some of whom may hold shares for beneficial owners and have not been polled to determine the extent of beneficial ownership.

We have never paid cash dividends on our common stock. Holders of our common stock are entitled to receive dividends, if any, declared and paid from time to time by the Board of Directors out of funds legally available. We intend to retain any earnings for the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, our financial condition and other factors that our Board of Directors may consider.

Item 10. Recent Sales of Unregistered Securities.

Common Stock

Since August, 2005, we issued the following securities pursuant to various exemptions from registration under the Securities Act of 1933, as amended: On August 5, 2005, we issued 9,000,000 shares to Edward Lynch, our former President, Chief Executive Officer and director, and 6,000,000 shares to Keith Yates, our former Chief Operating Officer and director, in exchange for each of Messrs. Lynch’s and Yates’ respective membership interests in Industrial Electric Services, LLC.

On February 21, 2007, the Company converted the entire principal outstanding under its promissory note in the amount of $78,285 into an aggregate of 8,750,000 shares of common stock at a conversion price of $0.009 per share. These shares of common stock were issued pursuant to an exemption under Section 4(2) under the Securities Act. The recipients of the shares were Xiao Li Ma, Xian Liu, Bingsheng Li, Menghua Wang, Yigang Li, Yuan Li, Wenjin Xu, Xianjiao Li; and David Leroy and Clyde Atkinson, prior shareholders of the Company.

On March 15, 2007, we issued a total of 27,448,776 shares of our common stock to the shareholders of China Organic Agriculture Limited ("COA"), a British Virgin Islands company, in connection with the merger of our wholly-owned subsidiary, INEL Merger Sub, Inc. ("SUB") with and into COA in accordance with the certain Agreement and Plan of Merger, dated as of March 15, 2007, by and among us, SUB, COA and the shareholders of COA. All of the shares  referred to above were issued without registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act") in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation S under the Securities Act.

On September 4, 2008, China Organic Agriculture, Inc. issued 18,282,353 shares, representing approximately 25%, of its outstanding common stock, to Xirong Xu in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 6,216,000 issued in connection with the acquisition of the Bellisimo Vineyard in February 29 2008. The conversion rate for the transaction, $0.32 per share, represents a slight premium to the 30 day average share price of the Company’s common stock.

On September 4, 2008, the Company issued 3,326,103 shares, representing approximately 4.5%, of its outstanding common stock, to First Capital Limited in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 1,130,875. The indebtedness evidenced by this note represents amounts advanced to pay accounts payable. The conversion rate for the transaction, $0.32 per share, represents a slight premium to the 30 day average share price of the Company’s common stock.

We believe that all of the requirements to qualify to use the exemption from registration contained in Section 4(2) of the Securities Act have been satisfied in connection with the issuance of these shares. Specifically, we have determined that each investor located within the United States is knowledgeable and experienced in finance and business matters and thus is able to evaluate the risks and merits of acquiring our securities; each investor has advised us that he, she or it is able to bear the economic risk of purchasing our common stock; we have provided each investor with access to the type of information normally provided in a prospectus; and we did not use any form of public solicitation or general advertising in connection with the issuance of the shares.

We also believe that the issuance of our shares to those investors located outside the United States constituted an offshore transaction. Each of such investors was a resident of China, and at the time we offered to issue our shares to these investors, each investor was located in China. At the time we issued our common stock to these investors, we reasonably believed that each investor was outside of the United States. As a result, we believe that these facts also enable us to rely on Regulation S for an exemption from the registration requirements of Section 5 of the Securities Act with respect to the issuance of these shares.

Warrants

On April 19, 2007, we issued to Trilogy Capital Partners, Inc. ("Trilogy") 350,000 warrants (the "Warrants"). Each warrant entitled Trilogy to purchase one share of our common stock, no par value per share, at an exercise price of $1.50 per share (subject to adjustment). The Warrants were issued to Trilogy in partial consideration for certain investor relations and marketing services to be rendered by Trilogy, and further services Trilogy promised to render, including working in conjunction with our management, securities counsel, investment bankers, auditors and marketing director, and under supervision of executive management. The unregistered issuance was made in reliance upon an exemption available under Section 4(2) of the Securities Act of 1933, as amended.

The Warrants issued to Trilogy were exercisable as of the date of issuance and terminated unexercised on April 19, 2009.

On February 6th, 2008, the Company committed to issue warrants to purchase 1,000,000 shares of the Company's stock at a price of $1.39 to Winning IR, an investor relations firm, as part of a consulting agreement. The warrants were valued using the Black-Scholes option-pricing model which assumed 135% volatility, a term of the warrant of three years, a risk free rate of 3% and a dividend yield of 0%. These warrants can be exercised through the third anniversary of the date of the Agreement, and vest in 12 equal quarterly installments beginning in the second quarter of 2008. This consulting expense for these services is recognized on a straight line basis over the one year period of the related consulting contract, and the related expense for these warrants for the year ended December 31, 2008 is $280,100.

Item 11. Description of Securities to be Registered.

At September 30, 2008, our authorized capital stock consists of 1,000,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value. As of the date hereof, 73,157,232 shares of our common stock were issued and outstanding. We have not issued any preferred stock.

Common Stock

Each holder of our common stock is entitled to one vote for each share held of record.

Holders of our common stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our net assets pro rata. Each holder of our common stock is entitled to receive ratably any dividends declared by our Board of Directors out of funds legally available for the payment of dividends.  We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 12. Indemnification of Directors and Officers.

Section 607.0850 of the Florida Business Corporation Act permits us to indemnify, under certain conditions, our directors, officers, employees and agents against all expenses, liabilities and losses reasonably incurred by them in the course of their duties. This may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit us and our stockholders.

Item 13. Financial Statements; Supplementary Data.

The financial statements required to be provided with this Registration Statement have been appended hereto after the signature page to this Report.

Item 14. Changes in and Disagreements with Accountants.

On March 28, 2007, we appointed the firm of Morgenstern, Svoboda & Baer, CPAs, P.C. as our independent auditor and dismissed the firm of Pender Newkirk & Company LLP ("Former Auditor"), which had served as our independent auditor until that date. The Former Auditor was our auditor prior to the acquisition by the Company of ErMaPao and China Organic Agriculture, Ltd.

The reports of the Former Auditor on our financial statements for the fiscal years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. During the fiscal years ending December 31, 2005 and December 31, 2006 and the period from December 31, 2006 to March 28, 2007, the Company did not have any disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K) with the Former Auditor as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there have been no reportable events (as defined in Item 304 of Regulation S-K).

On June 30, 2009, the Company appointed the firm of Acqavella, Chiarelli, Shuster, Berkower & Co., LLP ("New Auditor") as the Company's independent registered public accounting firm upon the resignation of the firm Morgenstern, Svoboda & Baer CPAs, P.C ("Morgenstern"), which had served as the Company's independent registered public accounting firm through that date. The public audit section of Morgenstern, which was responsible for overseeing its audit of the Company's financial statements, has merged with the New Auditor.

The reports of Morgenstern on the Company's financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. During the fiscal years ending December 31, 2008 and December 31, 2007 and the period from December 31, 2008 to June 30, 2009, the Company did not have any disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K) with Morgenstern as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there have been no reportable events (as defined in Item 304 of Regulation S-K).

*********************

PART III

Item 15. Financial Statements and Exhibits

3(I).1	Articles of Incorporation (1)
3(I).2	Certificate of Amendment to Articles of Incorporation (1)
3(II)	Bylaws (1)
4.1	Warrant Agreement between China Organic Agriculture, Inc. and Trilogy Capital Partners, Inc.(1)
10.1	Agreement between ErMaPao and Jilin University (translation) (1)
10.2	Agreement between ErMaPao and Xinmiao Grain Depot (translation) (1)
10.3	Agreement between ErMaPao and Wukeshu Grain Depot (translation) (1)
10.4	Agreement between ErMaPao and Huaxing Foods Limited (translation) (1)
10.5	Agreement between ErMaPao and Songyuan City Grain and Oil Company (translation) (1)
10.6	Agreement between ErMaPao and Changchun City Qinghai Grain and Oil Company (translation)(1)
10.7	Agreement between ErMaPao and Shunda Grain and Oil Company (translation) (1)
10.8	Agreement between ErMaPao and Tongda Grain and Oil Company (translation) (1)
10.9	Agreement between ErMaPao and Nanjing Suguo Supermarket (translation) (1)
10.10	Agreement between ErMaPao and Hualian Hypermarket (translation) (1)
10.11	Loan Agreement between ErMaPao and Shenzhen Dingyi Investment Consultants Ltd. (translation) (1)
10.20
Promissory Note dated February 25, 2008 between China Organic Agriculture, Inc. and Mr. Xi Rong Xu (Incorporated by reference herein from Exhibit 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 ("2007 Form 10-K"))

10.21	Promissory Note Secured By Deed of Trust in the initial principal amount of $8,515,000(Incorporated by reference herein from Exhibit 10.21 to the Registrant's 2007 Form 10-K)
10.22	Agreements regarding the February 29, 2008 purchase of Bellisimo Vineyard (Incorporated by reference herein from Exhibit 10.22 to the Registrant's 2007 Form 10-K)
21.1	Subsidiaries

(1)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form 10 filed on February 13, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA ORGANIC AGRICULTURE, INC.

Date: December 10, 2009	By:	/s/ Jinsong Li
Jinsong Li
Chief Executive Officer

	By:	/s/ Weihong Xia
Weihong Xia
Chief Financial Officer

CHINA ORGANIC AGRICULTURE, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Item 1. Report of Independent Registered Public Accounting Firm

Item 2. Consolidated Balance Sheets

Item 3. Consolidated Statements of Operations

Item 4. Consolidated Statements of Cash Flows

Item 5. Consolidated Statements of Stockholders’ Equity

Item 6. Notes to Consolidated Financial Statements

Board of Directors and Stockholders of

China Organic Agriculture. Inc.

We have audited the accompanying consolidated balance sheets of China Organic Agriculture. Inc (“Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2008. China Organic Agriculture. Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States), Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, and audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but no for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Organic Agriculture, Inc. as of December 31, 2008 and 2007 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

Morgenstern, Svoboda & Baer, CPA’s PC

Certified Public Accountants

April 6, 2009

Except for Note 2, as to which the date is December 2, 2009

CHINA ORGANIC AGRICULTURE, INC.
CONSOLIDATED BALANCE SHEETS

	12/31/2008	12/31/2007
	(Restated)
Assets
Current Assets
Cash and cash equivalents	$7,338,817	$9,697,793
Accounts receivable, net	26,448,294	1,924,080
Inventory	4,492,892	3,176,034
Acquisition deposit	2,617,952	-
Consideration receivable	8,700,000	-
Trade deposit	2,832,507	42,420
Advances	1,846,041	-
Other receivables and prepayments	126,296	312,590
Total Current Assets	54,402,799	15,152,917
Goodwill	1,602,134	-
Property, plant & equipment, net	14,521,452	1,505,783
Mortgage costs – net	143,788	-
Intangible asset, net	1,056,000	3,304,776
Total Assets	$71,726,173	$19,963,476

Liabilities and Stockholders’ Equity
Current Liabilities
Mortgage payable – current	$198,854	$-
Short term loan	1,170,515	-
Accounts payable and accrued expenses	5,048,054	170,528
Due to related party	3,630,842	364,865
Taxes payable	3,335,751	375,667
Total Current Liabilities	13,384,016	911,060

Mortgage payable-Long term	8,161,705	-

Total Liabilities	$21,545,721	$911,060
Minority interest	4,684,435	-
Stockholders' Equity
Preferred stock, par value, $0.001 per share
20,000,000 shares authorized, none outstanding
Common stock, no par value, 1,000,000,000
shares authorized, 73,157,232 and 51,548,776
issued and outstanding for the period as at
December 31, 2008 and December 31, 2007,
respectively	7,648,410	733,704
Additional paid in capital	597,209	420,525
Statutory reserves	1,423,933	824,168
Other comprehensive income	2,814,743	602,498
Retained earnings	33,011,722	16,471,521
Total Stockholders' Equity	45,496,017	19,052,416
Total Liabilities and Stockholders' Equity	$71,726,173	$19,963,476

The accompanying notes are an integral part of these consolidated financial statements.

CHINA ORGANIC AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEAR ENDED DECEMBER 31,
	2008	2007
	(Restated)
Sales	$112,695,908	$-
Cost of sales	(87,329,141)	-
Gross profit	25,366,767	-

Selling, general and administrative expenses	(1,755,344)	-
Income from operations	23,611,423	-

Gain on debt conversion	432,169	-
Net other income	395,408	-
Interest expense	(541,959)	-
		-
Income from continuing operations before income taxes	23,897,041	-

Provision for income taxes	(6,975,212)	-
Minority interest	(1,328,623)	-
Net income from continuing operations	15,593,206	-
Discontinued operations, net of tax
Income from ErMaPao, net of tax	934,037	13,492,590
Income due to disposal of ErMaPao, net of tax	934,194	-
Net income from discontinued operations	1,868,231	13,492,590

Net Income	$17,461,437	$13,492,590
Basic weighted average shares	58,515,437	46,662,749
Diluted weighted average shares	58,515,437	46,730,345
Earnings per share of common stock:
Basic earnings per share
Income from continuing operations	$0.27	$-
Income from discontinued operations	0.03	0.29
Total basic earnings per share	$0.30	$0.29
Diluted earnings per share
Income from Continuing Operations	$0.27	$-
Income from Discontinued Operations	0.03	0.29
Total diluted earnings per share	$0.30	$0.29
Other comprehensive income:
Net income	$17,461,437	$13,492,590
Foreign currency
Translation adjustment	2,212,245	537,361
Net comprehensive income	$19,673,682	$14,029,951

The accompanying notes are an integral part of these financial statements.

CHINA ORGANIC AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEAR ENDED DECEMBER 31,
	2008	2007
	(Restated)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income from continued operations	$15,593,206	$13,492,590
Adjustments to reconcile net income to net cash
provided by operating activities:
Net income from Discontinued operations	1,868,231	-
Minority interest	1,328,623
Gain on sale of subsidiary	(934,194)	-
Gain of debt conversion	(432,169)	-
Stock based compensation	280,100	420,525
Depreciation and amortization	323,529	207,430
Effect of changes in assets and liabilities:
Accounts receivables	(14,868,192)	(1,029,630)
Inventory	3,015,085	(2,616,994)
Trade deposit	(2,641,527)	(40,982)
Other receivable and prepayment	(1,817,931)	(302,854)
Accounts payable and accrued expenses	(24,828)	(880,005)
Taxes payable	3,137,334	309,510
Net cash provided by operating activities	4,827,267	9,559,590
CASH FLOWS USED BY INVESTING ACTIVITIES
Acquisition deposits	(10,111,621)
Impact of sale of ErMaPao on cash	(1,057,877)	-
Purchase of property & equipment	(15,222,735)	(852,041)
Net cash used by investing activities	(26,392,233)	(852,041)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Mortgage payable	8,515,000	-
Repayment of Mortgage payable	(300,104)	-
Due to related parties	9,283,597	364,865
Due from related parties	438,884	-
Net cash provided by Financing Activities	17,937,377	364,865
Effect of exchange rate changes on cash and cash equivalents	1,268,613	309,318
Net change in cash and cash equivalents	(2,358,976)	9,381,732
Cash and cash equivalents, beginning balance	9,697,793	316,061

Cash and cash equivalents, ending balance	$7,338,817	$9,697,793

The accompanying notes are an integral part of these financial statements.

CHINA ORGANIC AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEAR ENDED DECEMBER 31,
	2008	2007
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income tax payments	$3,977,228	-
Interest payments	$551,377	-

Non Cash Transactions:
Debt converted to equity	$6,216,000

Sale of ErMaPao:
Selling price	$8,700,000	-
Book Value of ErMaPao’ Assets:
Cash	1,057,877	-
Other Assets	6,707,929	-
Total	$7,765,806	-

Fair value of net tangible assets acquired	$7,940,475
-Purchase of intangible assets	1,100,000
-Purchase of Goodwill	1,602,134
-Cash paid for acquisition	$10,642,609	-

The accompanying notes are an integral part of these consolidated financial statements

CHINA ORGANIC AGRICULTURE, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2008

	Common Stock		Additional Paid
	Number of Shares	Amount	In Capital- contribution from warrants	Statutory Reserves	Other Comprehensive Income	Retained Earnings	Total Equity
Balance December 31, 2006	27,448,776	$733,304	$	$824,168	$65,137	$2,978,931	$4,601,540
Issuance of Shares at Merger	24,100,000	400					400
Foreign currency translation adjustments					537,361		537,361
Net Income for the year ended 12/31/07						13,492,590	13,492,590
Stock based compensation			420,525				420,525
Balance December 31, 2007	51,548,776	733,704	420,525	824,168	602,498	16,471,521	19,052,416
Foreign currency translation adjustments					2,212,245		2,212,245
Debt conversion	21,608,456	6,914,706					6,914,706
Acquisition of Huiming			1,304	502,697			504,001
Reserves accrued in Huiming				921,236		(921,236)	-
Additional PIC from Xinbin			20,861				20,861
Net income for the year ended 12/31/2008						17,461,437	17,461,437
Disposition of ErMaPao				(824,168)			(824,168)
Stock based compensation			154,519				154,519
Balance December 31, 2008	73,157,232	$7,648,410	$597,209	$1,423,933	$2,814,743	$33,011,722	$45,496,017

The accompanying notes are an integral part of these consolidated financial statements

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 1 - ORGANIZATION

China Organic Agriculture, Inc. (“CNOA” or “Company”) (formerly Industrial Electric Services, Inc. or “IESI”) was incorporated on August 5, 2005, in the state of Florida. The Company has seven subsidiaries as at December 31, 2008. China Organic Agriculture, Ltd. (“COA”) was incorporated on August 10, 2006 under the laws of the British Virgin Islands.  Far East Wine Holding Group Ltd. (“FEW”) was incorporated on June 10, 2008 under the laws of the British Virgin Islands. CNOA owns 100% of COA and FEW. Ankang Agriculture (Dalian) Co., Ltd. (“Ankang Dalian”) was founded in January 2008 under the laws of the People’s Republic of China.  It is owned 100% by Hong Kong On Glory Investments Co., Ltd. (“HK Ankang”), which is 100% owned by COA.

On November 28, 2008, Xinbin Manchu Autonomous County Bellisimo Ice Wine Co., Ltd. (“Ice Wine”) was incorporated under the laws of the People’s Republic of China. Ankang Dalian holds 60% shareholding of Ice Wine.

On October 31, 2008, the Company completed the acquisition 100% shareholding of Princeton International Investment Ltd. (“Princeton”), which owned 60% of the outstanding shares of Dalian Huiming Industry Ltd. (“Dalian Huiming”). Huiming was incorporated on July 31, 2001 under the laws of the People’s Republic of China, and Princeton was incorporated on April 14, 2008 under the laws of Hong Kong.

On September 25, 2008, the Company entered into a Share Purchase Agreement with Bothven Investments Ltd. related to the sale of its subsidiary, Jilin Songyuan City ErMaPao Green Rice Ltd. (“ErMaPao”) for US$8.7 million. The sale was completed on October 7, 2008 with effective date of September 30, 2008.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of CNOA and its wholly-owned subsidiaries. These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and all material intercompany transactions have been eliminated in consolidation. In the opinion of management, the accompanying consolidated financial statements reflect the adjustments considered necessary for a fair presentation of the Company’s financial position as of December 31, 2008 and 2007, and its financial results for the periods then ended.

On March 15, 2007, CNOA, through a reverse merger, issued 27,448,776 shares of stock in exchange for all the outstanding shares of COA. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination.  Thus the share exchange is equivalent to the issuance of stock by COA for the net monetary assets of CNOA, accompanied by a recapitalization, and is accounted for as a change in capital structure.  Accordingly, the accounting for the share exchange was identical to that resulting from a reverse acquisition, except no goodwill was recorded.  Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, CNOA, are those of the legal acquiree, COA, which is considered to be the accounting acquirer, and thus represent a continuation of the financial statements of COA.  Share and per share amounts stated have been retroactively adjusted to reflect the merger.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Translation Adjustment

As of December 31, 2008 and December 31, 2007, the accounts of China Organic Agriculture, Inc. were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“RMB”). Such financial statements were translated into U.S. Dollars in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation” (“SFAS 52”), with the RMB as the functional currency.  According to SFAS 52, all assets and liabilities were translated at the current exchange rate, stockholders’ equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income,” as a component of stockholders’ equity. Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, disease and other natural events that could impact rice cultivation, limited operating history, foreign currency exchange rates and the volatility of public markets.

Restatement and Reclassification

The Company has restated its consolidated financial statements of the period ended December 31, 2008 to correct the following errors in the consolidated financial statements previously filed:

The Company incorrectly recorded a pre-tax and after-tax gain on debt conversion of $3,015,387 in its audited consolidated statement of income for the year ended December 31, 2008, initially included in its Annual Report on Form 10-K for the year ended December 31, 2008 (“2008 Form 10-K”).  The debt was incurred by Dalian Huiming Industry Ltd. prior to the Company’s acquisition of 60% of the outstanding shares of Dalian Huiming and forgiven in December 2008.  Based upon a review of its records and the literature applicable to the transactions, the Company determined that the debt forgiveness should have been considered as a reduction of the liabilities acquired at the date of the acquisition. As a result, Income Before Income Taxes From Continuing Operations and Net Income for the year ended December 31, 2008 should have been reported as $3,015,387 less than originally reported.  As a result of this error, the Company’s Retained earnings and Stockholders’ equity balances as of December 31, 2008 were overstated by $3,015,387.  Correspondingly the Goodwill originally recorded at the date of acquisition of the shares in Dalian Huiming was overstated by $3,015,387.  In addition, the Company has determined that certain amounts in the consolidated Cash Flow statements included in the 2008 Form 10-K related to the foregoing adjustment were misstated.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the foregoing, the Company has determined that in computing its earnings per share for the year ended December 31, 2008, it incorrectly concluded that certain outstanding warrants were dilutive when in fact they were not.  As a consequence, the Company stated its diluted weighted average share count as being 59,764,345 when it should have been 58,515,437, and thus understated its diluted earnings per share from continuing operations and discontinued operations by one cent for the year ended December 31, 2008.

Certain amounts in the 2007 financial statements were reclassified to conform to the 2008 presentation.

Contingencies

Certain conditions may exist as of the date the financial statements are issued which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves it judges are required for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.  There were reserves for doubtful accounts in the amounts of $12,143 and $0 as of December 31, 2008 and December 31, 2007, respectively.

Inventories
Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowances are made for writing down their inventories to market value, if lower. As of December 31, 2008 and December 31, 2007 inventory consisted of finished goods valued at $4,492,892 and $1,212,104 respectively. Raw material inventories as of December 31, 2008 and December 31, 2007 are valued at $0 and $ 1,963,930, respectively. Expenses that are included in inventory and in cost of sales include the cost of purchased product, fees paid to the contractors, and any processing fees and packaging costs that may have been incurred in the preparation of the raw rice into the finished product.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment

Property, plant and equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred while additions, renewals and betterments are capitalized. When property, plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of Property, plant and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Real property	20-40 years
Machinery & equipment	5-10 years
Transportation equipment	5 years

 Goodwill

Goodwill represents the excess cost of a business acquisition over the fair value of the net assets acquired.  In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets (“SFAS 142”), indefinite-life identifiable intangible assets and goodwill are not amortized.  Under the provisions of SFAS 142, the Company is required to perform an annual impairment test of our goodwill.  Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit, which we define as our business segments, with its net book value or carrying amount including goodwill.  If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination.  The fair value of the reporting unit is allocated to all of the assets and liabilities of that unit including any unrecognized intangible assets as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.  See Note 12, Acquisition, for additional information regarding goodwill.

Intangible Assets

In October 2005, the Company purchased land rights which expire in 2032.  These intangible assets pertained to ErMaPao and were amortized using the straight-line method over the term of the land rights. These rights were transferred to new ownership with the sale of ErMaPao.

As the result of the acquisition of Dalian Huiming as discussed in Note 12, an intangible asset pertaining to Dalian Huiming’s existing customer relationships was recognized and valued at $1,100,000.  We evaluate the recoverability of intangible assets periodically, taking into account events or circumstances that could warrant revised estimates of useful lives or that indicate that impairment exists. All of these intangible assets are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

 The Company has adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2008 and 2007, there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities that qualify as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Company’s activities. Revenue is shown net of value-added tax, returns, rebates and discounts. Revenue from the sale of goods is recognized upon the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and title has passed. The Company has no post-shipment obligations, price protection, or “bill and hold” arrangements. The Company’s products are not returnable. As of December 31, 2008 and December 31, 2007, there was no unearned revenue recorded

Other Income

Other income for the year ended December 31, 2008 includes $500,000 based on an agreement between the Company and Red Wine Saga Company, Ltd. (“Red Wine”) effective October 1, 2008.  In this agreement, the Company gave Red Wine the authority to sell the Bellisimo brand red wine in Asia under the Bellisimo brand name.  The agreement extends from October 1, 2008 through September 30, 2011 with.  As discussed in Note 19, on June 3, 2009 the agreement was amended to eliminate the quarterly installments until such time as the Company begins to delivered wine for sale under the Bellisimo brand.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2008 and December 2007, there were no differences between the tax bases of the Company’s assets and liabilities and their financial reported amounts.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In July 2006, the FASB released FASB interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109,” (“FIN 48”).  FIN 48 clarifies the accounting and reporting for uncertainties in income tax law.  This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.  This statement is effective for fiscal years beginning after December 15, 2006.  As a result of implementing FIN 48, there have been no adjustments to the Company’s financial statements.

Basic and Diluted Earnings per Share

Earnings per share are calculated in accordance with the SFAS No. 128, “Earnings per Share” (“SFAS 128”). The basic earnings per share are based upon the weighted average number of common shares outstanding. Dilutive earnings per share are based on the weighted average shares of the common stock outstanding adjusted for the impact of potentially dilutive securities outstanding.  The dilutive impact of warrants outstanding is calculated using the treasury stock method, which treats the warrants as if they were exercised at the date of grant, adjusted for common stock assumed to be repurchased with the proceeds realized upon the exercise of the warrants. The warrants outstanding for the year ended December 31, 2008 were anti-dilutive and thus were not included in the computation of earnings per share for that period.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are based upon the local currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts. As a consequence, the Company believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information,” requires use of the management approach model for segment reporting. The management approach model is based on how a company's management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Based on this model, the Company has two segments.  Agriculture products comprise the agriculture products trading segment and wine production is the segment that produces grapes to be converted into wine.  The ErMaPao rice growing and sales segment is now classified as Discontinued Operation and as such is not reflected in the 2008 table, and since that was the Company’s sole operating unit in 2007, no 2007 segment report is presented.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Year ended December 31, 2008
	Agricultural products	Wine production	Others (1)	Total
Sales, net	$112,695,908	-	-	112,695,908
Cost of sales	87,329,141	-	-	87,329,141
Gross Profit	25,366,767	-	-	25,366,767
Other operation income	-	585,666	-	585,666
Segment profit (loss)	24,900,541	(954,232)	(49,268)	23,897,041
Depreciation and amortization	47,163	167,710	-	214,873
Total assets	56,385,100	15,341,073	-	71,726,173
Expenditures for long term assets	11,718,460	14,673,773	-	26,392,233
Goodwill	$1,602,134	-	-	1,602,134

Year ended December 31, 2007
	Agricultural products	Wine production	Others	Total
Sales, net	-	-	-	-
Cost of sales	-	-	-	-
Gross Profit	-	-	-	-
Income from operations	-	-	-	-
Total assets	-	-	-	-

(1)	Others include corporate expenses such as the amortization of warrant expense;

As ErMaPao was the Company’s only operating segment in 2007, and it is now classified as Discontinued Operation, no segment table for 2007 is presented

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.”  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value.  This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The pronouncement has no effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160, "Minority Interests in Consolidated Financial Statements" ("SFAS 160"). This Statement amends ARB 51 to establish accounting and reporting standards for the minority interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a minority interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for the Company's fiscal year beginning January 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), which is effective January 1, 2009. SFAS 161 requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, SFAS 161 requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant. SFAS 161 is not currently applicable to the Company since the Company does not have derivative instruments or hedging activity.

On May 8, 2008, FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”), which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature.  The Company is currently assessing the impact of SFAS 162 on its financial position and results of operations.

In June 2008, the FASB ratified the consensus reached on Emerging Issues Task Force (“EITF”) Issue No. 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF No. 07-05”). EITF No. 07-05 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. EITF No. 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Based on the Company’s evaluation of this issue, the adoption of this accounting requirement has no effect on the Company’s financial statements.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 3 – ACQUISITION DEPOSITS

The Company has deposited approximately $2,617,952 with the Huanyatong Investment Co., Ltd, (“Huanyatong”) in anticipation of further investment and acquisition activity.

Note 4 – CONSIDERATION RECEIVABLE

Effective September 30, 2008, the Company sold all of its shares of its subsidiary, Jilin Songyuan City ErMaPao Green Rice Limited ("ErMaPao") to Bothven Investments Limited ("Bothven"), for a non-interest bearing note receivable of $8,700,000. See Note 19 for discussion regarding the subsequent amendment and payments regarding this note receivable.

NOTE 5 -- TRADE DEPOSIT AND ADVANCES

Trade deposits represents amounts held by suppliers as deposits. As of December 31, 2008 and 2007 the Company had $2,832,507 and $42,420 respectively, recorded as trade deposits.

The Company has entered into a co-operation agreement with two unrelated companies to assist those companies in their business development by consulting as to their business operations and providing working capital funding. As of December 31, 2008 and 2007, the Company has advanced these companies $1,846,041 and $0, respectively.

Note 6– PROPERTY, PLANT & EQUIPMENT

As of December 31, 2008 and December 31, 2007, Property, plant & equipment consisted of the following:

	12/31/2008	12/31/2007

Construction in progress	$-	$793,557
Land	7,040,992	-
Real property	7,489,233	579,989
Machinery & equipment	155,850	285,959
Transportation equipment	-	61,302

Total	14,686,075	1,720,807
Accumulated depreciation	(164,623)	(215,024)
Net book value	$14,521,452	$1,505,783

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 6– PROPERTY, PLANT & EQUIPMENT (CONTINUED)

During the years ending December 31, 2008 and December 31, 2007, depreciation expense was $164,623 and $68,986, respectively. These 2008 and 2007 expenses included $55,864 and $68,986, respectively, of costs which pertain to Discontinued Operations.

On February 29, 2008, the Company purchased the assets of the Bellisimo Vineyard, a 153-acre operating vineyard located in Sonoma County, California, for $14,750,000. This purchase price was allocated to the following asset categories:

Real property	$7,489,233
Land	7,040,992
Machinery, equipment & others	32,595
Sub-total	$14,562,820
Agency expenses	187,180
Total	$14,750,000

Pursuant to the criteria as set forth in EITF 98-3, Paragraph 6 and Article 11-01 of Regulation S-X, Paragraph (d) (1) & (d) (2), the Company has determined to treat this purchase as an acquisition of real estate.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 7 – INTANGIBLE ASSETS

a)	Land use rights

As of December 31, 2008 and December 31, 2007, land use rights consisted of the following:

	12/31/2008	12/31/2007
Purchased land rights	$-	$3,613,293

Accumulated amortization	-	(308,517)

Intangible assets	$-	$3,304,776

The Land use rights was included in the assets sold as part of the sale of ErMaPao, and thus is not contained in the Company’s balance sheet as of December 31, 2008.  The 2008 and 2007 expenses included $114,906 and $139,444 of costs which pertain to Discontinued Operations.

b)	Identified intangible assets

As of December 31, 2008 and December 31, 2007, intangible assets pertaining to the valuation attributed to the customer relationships, acquired as part of the acquisition of Dalian Huiming, are as following:

	12/31/2008	12/31/2007
Customer relationships	$1,100,000	$-

Accumulated amortization	(44,000)	-

Intangible assets	$1,056,000	$-

During the year ending December 31, 2008 and December 31, 2007, amortization expense was $44,000 and $0, respectively.

The projected future amortization is as following:

2009	$176,000
2010	$176,000
2011	$176,000
2012	$176,000
2013	$176,000
Thereafter	$176,000

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 8 - COMPENSATED ABSENCES

Regulation 45 of local labor law entitles employees to annual vacation leave after one year of service. In general, all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

Note 9 – DUE TO RELATED PARTIES

The Company has become indebted to a shareholder for advances the shareholder made to third parties on behalf of the Company. As of December 31, 2008 and December 31, 2007 the Company owed $830,842 and $364,865 respectively to such shareholder. The amount is also evidenced by a non-interest bearing promissory note payable upon demand.

As of December 31, 2008, the Company owed $2,800,000 to one related party, Shenzhen Kaibite Network Technology Co., Ltd. which is a subsidiary of one of the Company’s shareholders (First Capital Limited). The amount is evidenced by a non-interest bearing promissory note payable upon demand.

On February 25, 2008, the Company obtained funding from a shareholder (Mr. Xirong Xu) in the amount of $6,216,000 connected with the acquisition of the Bellisimo Vineyard on February 29 2008. The amount is also evidenced by a non-interest bearing promissory note payable upon demand. On September 4, 2008, the Company issued 18,282,353 shares, representing approximately 25%, of its outstanding common stock, to Mr. Xirong Xu in exchange for the surrender and cancellation of this promissory note in the principal amount.  The gain on debt conversion is discussed in Note 16.

On September 4, 2008, the Company issued 3,326,103 shares, representing approximately 4.5%, of its outstanding common stock, to First Capital Limited in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 1,130,875. The indebtedness evidenced by this note represents amounts advanced by First Capital Limited to pay accounts payable on behalf of the Company. The gain on debt conversion is discussed in Note 16.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 10 – MORTGAGE PAYABLE

As discussed in Note 6, in February 2008 the Company purchased the assets of the Bellisimo Vineyard.  This was in part financed by a mortgage funded by Trans America Life insurance Company in the amount of $8,515,000. This mortgage is amortized monthly over a 20 year term, with an interest rate initially set at 7.70%, with rate adjustments every four years. The long-term and short-term amounts pertaining to this mortgage as of December 31, 2008 were $8,161,705 and $198,854, respectively.

Projected future payments are as follows:

2009	$198,854
2010	$214,717
2011	$231,847
2012	$250,343
2013	$270,314
Thereafter	$7,194,484

Note 11 - INCOME TAXES

The Company is subject to the Income Tax Laws of the PRC. The tax provisions of $6,975,212 for the year ended December 31 2008 pertain to PRC taxes. Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (EIT) is now at a statutory rate of 25%. Until December 31, 2007, the Company enjoyed an exemption from this tax because of its involvement in agricultural production and in the PRC Urban Labor and Employment Services Program. As of January 1, 2008, a new tax policy became generally applicable to Chinese enterprises, and hence the Company became liable for income tax on Chinese based income at 25%. The Company’s effective 2008 tax rate is higher than the statutory rate as expenses incurred in the US, including those pertaining to the Bellisimo Vineyard, are not deductible for PRC tax purposes, and debt relief of 3 million dollars from controlling shareholder is taxable for Dalian Huiming under China Tax Law, but were not taken as gain in the consolidated financial report.

Due to the uncertainty surrounding the realization of the favorable U.S. tax attributes in future tax returns; we continue to record a full valuation allowance against our otherwise recognizable U.S. net deferred tax assets as of December 31, 2008.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 12 – ACQUISITION

In October 2008, the Company acquired 60% of the outstanding shares of Dalian Huiming Industry Ltd. (“Dalian Huiming”) for a payment equivalent to $10,642,609. With this acquisition the Company has focused on agriculture products trading. The net purchase price reflects the valuation of net identifiable assets and goodwill acquired, less the noncontrolling interest that continues to be held by a selling shareholder.

The acquisition had been accounted for as a purchase business combination and the results of operations from the acquisition date have been included in the Company’s consolidated financial statements since October 1, 2008 in accordance with GAAP. The allocation of the purchase price was as follows:

Cash acquired	$3,148,940
Accounts receivable	8,806,935
Inventory	5,419,932
Loans to related parties	438,884
Property plant & equipment, and Other assets	12,274
Goodwill	1,602,134
Identifiable intangible asset- Customer relationships	1,100,000
Total Assets Acquired	20,529,099
Less Liabilities Assumed:
Accounts & Income taxes payable	4,100,530
Loans from related parties	1,329,255
Notes payable	1,173,313
Noncontrolling interest	3,283,392
Total Liabilities Assumed	9,886,490
Net Purchase Price	$10,642,609

The excess of purchase price over the identifiable assets acquired and liabilities assumed of $1,602,134 was recorded as Goodwill.  Identifiable intangible assets consisted of the value attributed to the Dalian Huiming’s customer relationships of $1,100,000.

The goodwill resulted from this acquisition was due to the value attributed to Dalian Huiming by the selling shareholders based on Dalian Huiming’s recent levels and growth of net income.  The computation of the acquired goodwill was as per the following:

Net Consideration		$10,642,609
Fair value of net assets acquired	7,940,475
Fair value of Identified intangible asset -Customer relationship (Note 7)	1,100,000
		9,040,475
Goodwill		$1,602,134

Goodwill is not expected to be deductible for tax purposes in the PRC, the only jurisdiction in which the Company is paying and expects to pay income taxes.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 12 – ACQUISITION (Continued)

As a result of the completion of this acquisition in October 2008, the Company has consolidated Dalian Huiming in its financial statements since October 1, 2008. During 2008, Dalian Huiming contributed to the Company as following:

October 1, 2008 to December 31 2008
Sales	$14,354,843
Cost of sales	(12,619,527)
Gross Profit	1,735,316
G&A, selling expenses and other operating expenses	(324,030)
Profit before income tax	1,411,286
Income tax *	(1,102,868)
Net Income	308,418
Less income attributed to noncontrolling interest	(123,367)
Net Income attributable to CNOA	$185,051
Basic and diluted weighted average shares	58,515,437
Basic and diluted Earnings Per Share	$0.0032

* There was $ 753,847 of PRC income taxes paid related to the debt relief from the original controlling shareholder

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 13 - COMMITMENTS

The Company leases facilities and equipment under operating leases that have expired, but continue on a month to month basis.  Rental expenses were $41,460 for the year ended December 31, 2008. The Company has no future minimum obligations as of December 31, 2008.

Note 14 - STATUTORY RESERVE

Upon approval from the Board of Directors of Dalian Huiming, the statutory reserve can be used to offset accumulated losses or to increase capital. As of December 31, 2008, the Company had allocated $1,423,933 to these non-distributable reserve funds. Due to the sale of ErMaPao the Company also reduced the statutory reserves by $824,168, the amount that pertained to the statutory reserve amount of ErMaPao. As of December 31, 2007, the statutory reserve fund had exceeded 50% of registered capital and thus no further allocation is required.

Note 15 – CONCENTRATIONS

The Company had two customers who accounted for more than 80% of revenues during the year ended December 31, 2008. Two customers accounted for more than 43% of the Company’s accounts receivable at December 31, 2008.

Five vendors accounted for almost 82% of accounts payable at December 31, 2008. Three vendors accounted for almost 89% of the Company's purchases for the period ending December 31, 2008.

Note 16 – GAIN ON DEBT CONVERSION

On September 4, 2008, the Company issued 18,282,353 shares, representing approximately 25%, of its outstanding common stock, to a shareholder of the Company (Mr. Xirong Xu) in exchange for the surrender and cancellation of his promissory note in the principal amount of $6,216,000 issued in connection with the acquisition of the Bellisimo Vineyard on February 29, 2008. The conversion rate for the transaction, $0.32 per share, represents a slight premium to the 30 day average share price of the common stock, and thus resulted in a gain as follows:

	Shares and rate
Carrying value of the note		$6,216,000
Common stock-shares issued	18,282,353
Common stock-conversion rate	$0.32	5,850,353
Gain on debt conversion		$365,647

On September 4, 2008, the Company issued 3,326,103 shares, representing approximately 4.5%, of its outstanding common stock, to a shareholder of the Company (First Capital Limited) in exchange for the surrender and cancellation of its promissory note in the principal amount of $1,130,875. The indebtedness evidenced by this note represents amounts advanced to pay accounts payable. The conversion rate for the transaction, $0.32 per share, represents a slight premium to the 30 day average share price of the common stock, and thus resulted in a gain as follows:

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 16 – GAIN ON DEBT CONVERSION (Continued)

	Shares and rate
Carrying value of the note		$1,130,875
Common stock-shares	3,326,103
Common stock-conversion rate	$0.32	1,064,353
Gain on debt conversion		$66,522

Mr. Xirong Xu and First Capital Limited are accredited investors within the meaning of Rule 501 (a) of Regulation D under the Securities Act. The shares were issued pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and in the case of Mr. Xirong Xu, Regulation S under the Securities Act.

Note 17 – STOCK WARRANTS, OPTIONS AND COMPENSATION

On February 6, 2008, the Company committed to issue warrants to purchase 1,000,000 shares of the Company’s stock at a price of $1.39 to its investor relations firm as part of a consulting agreement. The warrants were valued using the Black-Scholes option-pricing model which assumed 135% volatility, a term of the warrant of three years, a risk free rate of 3% and a dividend yield of 0%. These warrants can be exercised through the third anniversary of the date of the Agreement, and vest in 12 quarterly installments in equal amounts beginning in the second quarter of 2008. Based on the EITF 96-18, this consulting expense for these services is recognized on a straight line basis over the one year period of the related consulting contract, and the related expense for the year ended December 31, 2008 is $280,100.

Warrants Outstanding as of December 31, 2008

	Total Warrants	Exercise Price ($)	Date of Expiration
Outstanding, December 31, 2007	350,000	$1.50	April-09
Granted on February 6, 2008	1,000,000	1.39	February-11
Exercised in 2007	-
Outstanding, December 31, 2008	1,350,000	$1.39-$1.50

Note 18 – DISCONTINUED OPERATIONS

On September 25, 2008, the Company entered into a Stock Transfer Agreement with Bothven Investments Limited ("Bothven"), pursuant to which the Company agreed to sell to Bothven all of the shares of its subsidiary, Jilin Songyuan City ErMaPao Green Rice Limited ("ErMaPao"), "), for  a non-interest bearing note receivable from Bothven in the amount of $8,700,000, as discussed in Note 4. The sale was completed on October 7, 2008, with an effective date of September 30, 2008. See Note 19 for the amended payment terms.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 18 – DISCONTINUED OPERATIONS（Continued）

The gain on the sale of ErMaPao was as follows:

Consideration	$8,700,000
Net book value of ErMaPao	(7,765,806)
Gain on disposal	$934,194

The following table summarized the operating results of the Discontinued Operations for the years ended December 31, 2008 and 2007 respectively:

	2008	2007
Sales	$4,536,142	$44,500,003
Cost of sales	(2,977,670)	(29,452,694)
Gross profit	1,558,472	15,047,309
Operating expenses	(314,713)	(1,554,719)
Income from discontinued operations before income tax	1,243,759	13,492,590
Income tax	(309,722)	-
Net Income	$934,037	$13,492,590

The Company reached the decision to sell ErMaPao based on the following factors:
•	ErMaPao’s sale revenue had dropped dramatically in the first half year of 2008.
•	There was limited room to expand the green agriculture business in the area where ErMaPao is located.
•
Until December 31, 2007, the Company enjoyed an exemption from income tax because of its involvement in agricultural production and in the PRC Urban Labor and Employment Services Program. As of January 1, 2008, a new tax policy became generally applicable to Chinese enterprises, and thus the Company became liable for income taxes at the 25% rate.

•	Pricing competition among local growers was adversely impacting the gross margins.
•	Increasing transportation costs.

Per FASB 144, ErMaPao is presented as Discontinued Operations in the Statements of Operations and Cash Flows.

Note 19 – SUBSEQUENT EVENTS

On March 18, 2009, Bothven signed the Extension Payment Agreement with the Company wherein it was agreed that Bothven will pay the $8,700,000 due resulting from its purchase of ErMaPao in three installments of 30% in July 2009, 30% in September 2009 and 40% in October 2009. As of November 30, 2009, the Company received entire amount due of $8,700,000 on the sale of ErMaPao.

On June 3rd 2009 the licensing agreement between Red Wine Saga Company, Ltd. and Far East Wine Company Ltd was amended to eliminate the quarterly installments until such time as the Company begins to deliver wine for sale under the Bellisimo brand.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 19 – SUBSEQUENT EVENTS (Continued)

As of December 31, 2008, the Company owed $2,800,000 to one related party, Shenzhen Kaibite Network Technology Co., Ltd. which is a subsidiary of one of the Company’s shareholders (First Capital Limited). The amount is evidenced by a non-interest bearing promissory note payable upon demand and was paid in second quarter of 2009.

CHINA ORGANIC AGRICULTURE, INC.
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Consolidated Balance Sheets As of September 30, 2009 (Unaudited) and December 31, 2008

Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2009 and 2008 (Unaudited)

Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2009 and 2008 (Unaudited)

Consolidated Statements of Stockholders’ Equity for the Nine Months ended September 30, 2009(Unaudited) and the Year ended December 31, 2008

Notes to Consolidated Financial Statements (Unaudited)

Item 1.  Financial Statements

CHINA ORGANIC AGRICULTURE, INC
CONSOLIDATED BALANCE SHEETS

Assets	09/30/2009 (Unaudited)	12/31/2008 (Audited/Restated)
Current Assets
Cash and cash equivalents	$17,306,954	$7,338,817
Restricted cash	8,786,059	-
Accounts receivable, net	44,169,190	26,448,294
Inventory	6,399,469	4,492,892
Acquisition deposit	2,617,952	2,617,952
Consideration receivable	3,480,000	8,700,000
Trade deposits	6,130,103	2,832,507
Advances	-	1,846,041
Due from related parties	853,378	-
Other receivables and prepayments	120,870	126,296
Total Current Assets	89,863,975	54,402,799
Goodwill	1,602,134	1,602,134
Property, plant & equipment, net	14,366,609	14,521,452
Mortgage costs – net	138,163	143,788
Intangibles, net	924,000	1,056,000
Total Assets	$106,894,881	$71,726,173
Liabilities and Stockholders’ Equity
Current Liabilities
Mortgage payable – current	$210,636	$198,854
Notes payable	8,786,059	-
Short term loans	14,637,217	1,170,515
Accounts payable and accrued expenses	2,600,963	5,048,054
Due to related party	939,894	3,630,842
Taxes payable	2,753,710	3,335,751
Total Current Liabilities	29,928,479	13,384,016

Mortgage payable – long term	8,002,222	8,161,705

Total Liabilities	37,930,701	21,545,721
Stockholders' Equity
Preferred stock, par value, $0.001 per share 20,000,000 shares authorized, none outstanding	-	-
Common stock, no par value, 1,000,000,000 shares authorized, 73,157,232 issued and outstanding at September 30, 2009 and December 31, 2008	7,648,410	7,648,410
Additional paid in capital	659,642	597,209
Statutory reserves	1,423,933	1,423,933
Other comprehensive income	2,846,299	2,814,743
Retained earnings	43,928,196	33.011,722
CNOA Stockholders' Equity	56,506,480	45,496,017
Noncontrolling interest	12,457,700	4,684,435
Total Stockholders' Equity	68,964,180	50,180,452
Total Liabilities and Stockholders' Equity	$106,894,881	$71,726,173

The accompanying notes are an integral part of these consolidated financial statements.

CHINA ORGANIC AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2009	2008	2009	2008

Sales	$39,656,537	$46,454,286	$106,402,273	$53,913,511
Cost of sales	(28,547,725)	(35,326,386)	(79,978,832)	(40,946,593)
Gross profit	11,108,812	11,127,900	26,423,441	12,966,918

Selling, general and administrative expenses	(587,239)	(416,651)	(1,429,388)	(1,579,854)
Income from operations	10,521,573	10,711,249	24,994,053	11,387,064

Gain on debt conversion	-	432,169	-	432,169
Other income, net	154,774	180,964	837,841	269,014
Interest expense, net	(108,578)	(79,570)	(674,152)	(380,422)

Income from Continuing operations before income taxes	10,567,769	11,244,812	25,157,742	11,707,825

Provision for income taxes	(2,753,400)	(2,773,251)	(6,477,642)	(3,222,007)

Net income from Continuing operations	7,814,369	8,471,561	18,680,100	8,485,818
Discontinued operations:
Income from ErMaPao, net of tax	-	93,880	-	934,037
Income due to disposal of ErmaPao	-	934,194	-	934,194
Net Income	7,814,369	9,499,635	18,680,100	10,354,049
Less Income attributed to noncontrolling interest	(3,304,176)	-	(7,763,626)	-
Net Income attributable to CNOA	$4,510,193	$9,499,635	$10,916,474	$10,354,049
Basic and Diluted weighted average shares	73,157,232	57,655,514	73,157,232	53,599,214
Basic and Diluted Earnings per Share
Income from Continuing operations attributable to CNOA shareholders	$0.06	$0.15	$0.15	$0.16
Income from Discontinued operations attributable to CNOA shareholders	-	0.02	-	0.03
Total Basic Earnings Per Share	$0.06	$0.17	$0.15	$0.19

Other Comprehensive Income:
Net Income	$4,510,193	$9,499,635	$10,916,474	$10,354,049
Foreign currency translation adjustment
- Controlling interest	12,269	1,128,843	21,915	1,987,255
- Noncontrolling interest	6,814	-	9,640	-
Net Comprehensive Income	$4,529,276	$10,628,478	$10,948,029	$12,341,304

The accompanying notes are an integral part of these consolidated financial statements.

CHINA ORGANIC AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	NINE MONTHS ENDED SEPTEMBER 30,
	2009	2008
CASH FLOWS FROM (USED BY) OPERATING ACTIVITIES
Net income attributed to CNOA from Continuing operations	$10,916,474	$8,485,818
Adjustments to reconcile net income to net cash
provided by operating activities:
Income attributed to non-controlling interest	7,763,626	-
Net income from Discontinued operations	-	1,868,231
Gain on sale of ErMaPao	-	(934,194)
Gain on debt conversion	-	(432,169)
Stock based compensation	62,433	250,988
Depreciation and amortization	293,144	290,664
Effect of changes in assets and liabilities:
Accounts receivables	(17,692,159)	(43,307,234)
Inventory	(1,902,113)	2,088,045
Trade deposits	(3,293,923)	(9,624)
Acquisition deposit	-	(13,260,561)
Advances	1,846,798	-
Restricted cash	(8,786,059)	-
Other receivable and prepayment	5,886	(1,808,307)
Accounts payable and accrued expenses	(2,450,874)	32,178,847
Proceeds of notes payables	8,786,059	-
Taxes payable	(585,280)	3,137,334

Net cash used by Operating Activities	(5,035,988)	(11,452,162)

CASH FLOWS USED BY INVESTING ACTIVITIES
Consideration receivable	5,220,000	-
Proceeds of sales, net of cash sold	-	(1,057,877)
Purchase of property & equipment	(676)	(15,178,052)
Net cash provided (used) by Investing Activities	5,219,324	(16,235,929)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of short term loans	14,637,217	-
Proceeds from mortgage payable, net of costs	-	8,515,000
Proceeds from related parties	109,052	10,341,515
Payment to related parties	(853,028)	-
Repayment of notes payable	(2,800,000)	-
Repayment of loan	(1,170,515)	-
Repayment of mortgage payable	(147,701)	(252,730)
Net cash from Financing Activities	9,775,025	18,603,785
Effect of exchange rate changes on cash and cash equivalents	9,776	948,627
Net change in cash and cash equivalents	9,968,137	(8,135,679)

Cash and cash equivalents, beginning balance	7,338,817	9,697,793

Cash and cash equivalents, ending balance	$17,306,954	$1,562,114

CHINA ORGANIC AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30,
	2009	2008
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income tax payments	$7,059,683	279,588
Interest payments	$962,323	380,422

NON CASH TRANSACTIONS:

Debt Converted to Equity	$7,346,875
ErMaPao Assets Sold:
Selling Price	$8,700,000
Book Value of Net ErMaPao Assets:
Cash	$1,057,877
All Other	$6,707,929
Total Net Book Value	$7,765,806

The accompanying notes are an integral part of these consolidated financial statements.

Item 5. Consolidated Statements of Stockholders’ Equity
   CHINA ORGANIC AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock
	Number of Shares	Amount	Additional Paid In Capital	Statutory Reserves	Other Comprehensive Income	Retained Earnings	Noncontrolling Interest	Total Equity
Balance December 31, 2007	51,548,776	$733,704	$420,525	$824,168	$602,498	$16,471,521		$19,052,416
Comprehensive Income:
Net Income	-	-	-	-	-	17,461,437	1,328,623	18,790,060
Foreign currency translation	-	-	-	-	2,212,245	-	-	2,212,245
Debt conversion	21,608,456	6,914,706	-	-	-	-	-	6,914,706
Disposition of ErMaPao				(824,168)				(824,168)
Acquisition of Dalian Huiming	-	-	1,304	502,697	-	-	-	504,001
Reserves accrued in Dalian Huiming	-	-	-	921,236	-	(921,236)	-	-
Additional PIC from Xinbin	-	-	20,861	-	-	-	-	20,861
Purchase of subsidiary shares from non-controlling interest	-	-	-	-	-	-	3,355,812	3,355,812
Stock based compensation	-	-	154,519	-	-	-	-	154,519
Balance December 31, 2008	73,157,232	7,648,410	597,209	1,423,933	2,814,743	33,011,722	4,684,435	50,180,452
Comprehensive Income:
Net Income	-	-	-	-	9,639	10,916,474	7,763,626	18,689,739
Foreign currency translation	-	-	-	-	21,917	-	9,639	31,556
Stock based compensation	-	-	62,433	-	-	-	-	62,433
Balance September 30, 2009	73,157,232	$7,648,410	$659,642	$1,423,933	$2,846,299	$43,928,196	$12,457,700	$68,964,180

The accompanying notes are an integral part of these consolidated financial statements.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 1 – ORGANIZATION

China Organic Agriculture, Inc. (“CNOA” or “Company”) (formerly Industrial Electric Services, Inc. or “IESI”) was incorporated in August 2005, in the state of Florida. The Company has seven subsidiaries as of September 30, 2009. China Organic Agriculture, Ltd. (“COA”) was incorporated in August 2006 under the laws of the British Virgin Islands.  Far East Wine Holding Group Ltd. (“FEW”) was incorporated in September 2008 under the laws of the British Virgin Islands. CNOA owns 100% of COA and FEW. Ankang Agriculture (Dalian) Co., Ltd. (“Ankang Dalian”) was founded in January 2008 under the laws of the People’s Republic of China (“PRC”).  It is owned 100% by Hong Kong On Glory Investments Co., Ltd (“HK Ankang”). COA owns 100% of HK Ankang.

In November 2008, Xinbin Manchu Autonomous County Bellisimo Ice Wine Co., Ltd (“Ice Wine”) was incorporated under the laws of the PRC. Ankang Dalian holds 60% of the outstanding shares of Ice Wine.

On October 31, 2008, the Company completed the acquisition of 100% of the shares of Princeton International Investment Ltd. (“Princeton”), which owned 60% of the outstanding shares of Dalian Huiming Industry Ltd. (“Dalian Huiming”). Dalian Huiming was incorporated in July 2001 under the laws of the PRC and Princeton was incorporated in April 2008 under the laws of Hong Kong.

On September 25, 2008, the Company entered into an agreement with Bothven Investments Ltd. whereby the Company sold its subsidiary, Jilin Songyuan City ErMaPao Green Rice Ltd. (“ErMaPao”), to Bothven for $8.7 million. The sale was completed on October 7, 2008 with an effective date of September 30, 2008.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of CNOA and its subsidiaries, collectively referred to herein as the “Company”. These financial statements have been prepared in conformity with Generally Accepted Accounting Principles (“GAAP”) and all material intercompany accounts and transactions have been eliminated in consolidation. In the opinion of management, the accompanying consolidated financial statements reflect the adjustments considered necessary for a fair presentation of the Company’s results as of September 30, 2009 and September 30, 2008, and for the periods then ended.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of Presentation and Principles of Consolidation (Continued)

On March 15, 2007, CNOA, through a reverse merger, issued 27,448,776 shares of stock in exchange for all the outstanding shares of COA. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination.  Thus the share exchange is equivalent to the issuance of stock by COA for the net assets of CNOA, accompanied by a recapitalization, and is accounted for as a change in capital structure.  Accordingly, the accounting for the share exchange was identical to that resulting from a reverse acquisition, except no goodwill was recorded.  Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, CNOA, are those of the legal acquiree, COA, which is considered to be the accounting acquirer, and thus represent a continuation of the financial statements of COA.  Share and per share amounts have been retroactively adjusted to reflect the merger.

Translation Adjustment

As of September 30, 2009 and December 31, 2008, the accounts of China Organic Agriculture, Inc. were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“RMB”). Such financial statements were translated into U.S. Dollars in accordance with GAAP with the RMB as the functional currency.  All assets and liabilities were translated at the current exchange rate, stockholders’ equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with GAAP as a component of stockholders’ equity. Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Risks and Uncertainties

The Company’s operations are carried out primarily in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance regulations, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general; other risks associated with financing, liquidity requirements, rapidly changing customer requirements, disease and other natural events, limited operating history, foreign currency exchange rates and the volatility of public markets.

Reclassification

Certain amounts in the 2008 financial statements were reclassified to conform to the period as of September 30, 2009 presentation.

Contingencies

Certain conditions may exist as of the date the financial statements are issued which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Restricted Cash

Restricted cash is used as security for purchasing goods from suppliers. Restricted cash represents the amount of money held under the Company's account by a bank, which will be released to the suppliers when purchase transactions have been completed. All of the underlying note payable was settled subsequent to September 30, 2009 utilizing funds from Restricted cash. See Note 22.

Accounts Receivable

The Company maintains reserves it judges are required for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.  As of September 30, 2009 and December 31, 2008, there were reserves for doubtful accounts in the amount of $0 and $12,143, respectively.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowances are made for writing down their inventories to market value, if lower. As of September 30, 2009 and December 31, 2008, inventory consisted of finished goods amounting to $6,321,437 and $4,492,892, respectively. As of Sep. 30, 2009, raw materials and work-in-process were $24,643 and $53,389 respectively. There were no raw materials or work-in-process as of December 31, 2008. No inventory reserve was deemed necessary at September 30, 2009 or Dec 31, 2008 respectively. As of September 30, 2009, the Company’s inventories were pledged as security for a bank loan as discussed in Note 12.  Expenses that are included in inventory and in cost of sales include the cost of purchased product, fees paid to the contractors, and packaging.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment

Property, plant and equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred while additions, renewals and betterments are capitalized. When property, plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property, plant and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Real property	20-40 years
Machinery & equipment	5-10 years
Transportation equipment	5 years

Goodwill

Goodwill represents the excess cost of a business acquisition over the fair value of the net identified assets acquired.  In accordance with GAAP, indefinite-life identifiable intangible assets and goodwill are not amortized. GAAP requires that an annual impairment test of our goodwill be performed. Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit, which we define as our business segments, with its net book value or carry amount including goodwill.  If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination.  The fair value of the reporting unit is allocated to all of the assets and liabilities of that unit including any unrecognized intangible assets as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.  See Note 14, Acquisition, for additional information regarding goodwill.

Long-Lived Assets

The Company annually evaluates the carrying value of long-lived assets to be held and used in accordance with GAAP, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  The Company intends to evaluate its long-lived assets prior to completing its annual financial statement.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company believes that the carrying amounts reported in the statements of financial position for current assets and current liabilities that qualify as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Company’s activities. Revenue is shown net of value-added tax, returns, rebates and discounts. Revenue from the sale of goods is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and title has passed. There are no post-shipment obligations, price protection, or “bill and hold” arrangements.  The Company had anticipated recognizing income resulting from its October 1, 2008 agreement with Red Wine Saga Company, Ltd., evenly over the 36 month term of the agreement.   However as noted below, this agreement has been modified and no revenue was recognized from this agreement in the three months ended September 30, 2009.  Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.  The Company’s products are not returnable. As of September 30, 2009 and December 31, 2008, there was no unearned revenue recorded.

Other Income

Other income for the nine month period ended September 30, 2009 includes $500,000 based on an agreement between the Company and Red Wine Saga Company, Ltd. (“Red Wine”) effective October 1, 2008.  In this agreement, the Company gave Red Wine the authority to sell the Bellisimo brand red wine in Asia under the Bellisimo brand name.  The agreement extends from October 1, 2008 through September 30, 2011.  The agreement originally provided for $6,000,000 to be paid in quarterly installments of $500,000.  The agreement has been amended to eliminate the quarterly installments until such time as the Company begins to deliver red wine for sale under the Bellisimo brand.

Income Taxes

GAAP requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  As of September 30, 2009 and December 31, 2008, there were no differences between the tax bases of the Company’s assets and liabilities and their financial reporting amounts.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic and Diluted Earnings per Share

Earnings per share are calculated in accordance with GAAP. The basic earnings per share are based upon the weighted average number of common shares outstanding. Dilutive earnings per share are based on the weighted average shares of the common shares outstanding adjusted for the impact of potentially dilutive securities outstanding.  The dilutive impact of warrants outstanding is calculated using the treasury stock method, which treats the warrants as if they were exercised at the date of grant, adjusted for common stock assumed to be repurchased with the proceeds realized upon the exercise of the warrants.  The warrants outstanding were anti-dilutive for the three and nine month periods ending September 30, 2009 and thus were not included in the computation of earnings per share for those periods.

Statement of Cash Flows

In accordance with GAAP, cash flows from the Company’s operations are based upon the local currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, restricted cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts. As a consequence, the Company believes that its accounts receivable credit risk exposure beyond such allowance is limited.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Accounting Standards Codification In July 2009, the Financial Accounting Standards Board (“FASB”) issued standards that established the FASB Accounting Standards Codification (“ASC” or “Codification”) as the single source of authoritative US GAAP for nongovernmental entities. The ASC supersedes all non-SEC accounting and reporting standards that existed at the ASC’s effective date, including FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and related literature. The FASB uses Accounting Standards Updates (“ASU”) to amend the ASC. The Codification was effective for interim and annual periods ending after September 15, 2009 (i.e., the quarterly period ended September 30, 2009 for CNOA).

In December 2007, the FASB issued a standard that established accounting and reporting standards for the noncontrolling (or minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported within equity, but separate from the parent’s equity, in the consolidated financial statements. This new standard was effective for the Company's fiscal year beginning January 1, 2009, and consistent with the transitional provisions, this standard presentation and disclosure requirements were applied retroactively.

In March 2008, the FASB issued a standard regarding the disclosures about derivative instruments and hedging activities which was effective January 1, 2009. This standard is not currently applicable to the Company since the Company does not have derivative instruments or hedging activity.

In May 2009, the FASB issued a standard that established general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued and shall be applied to subsequent events not addressed in other applicable generally accepted accounting principles.  This standard, among other things, set forth the period after the balance sheet date during which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The Company adopted this standard effective with the fiscal quarter ending June 30, 2009.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 3 – RESTRICTED CASH

 By September 30, 2009, the Company issued bank notes of $8,786,059 to two suppliers for goods purchase. The Notes payable are non-interest bearing, and secured by the $8,786,059 balance of the Company’s restricted cash. All of underlying note payable was settled subsequent to September 30, 2009 utilizing funds from Restricted cash. See Note 22.

Note 4 – ACQUISITION DEPOSITS

The Company has on deposit approximately $2,617,952 with the Huanyatong Investment Co., Ltd. in anticipation of possible further investment and acquisition activity. The deposit will be returned with no interest before December 31, 2009 if there are no further investments or acquisitions as of November 30, 2009.

Note 5 – CONSIDERATION RECEIVABLE

Effective September 30, 2008, the Company sold all of its shares of its subsidiary, Jilin Songyuan City ErMaPao Green Rice Limited ("ErMaPao") to Bothven Investments Limited ("Bothven"), for a non-interest bearing note receivable of $8,700,000. On March 18, 2009, Bothven and the Company signed the Extension Payment Agreement wherein it was agreed that Bothven would pay the Company the $8,700,000 in three installments of 30% by July 31, 2009, 30% by September 30, 2009 and 40% by October 31, 2009. As of September 30, 2009, $3,480,000 of this receivable remained unpaid. All of the remaining amount was paid subsequent to September 30, 2009. See Note 22.

Note 6 – TRADE DEPOSITS AND ADVANCES

Trade deposits represent amounts held by suppliers as deposits. As of September 30, 2009 and December 31, 2008, the Company had $6,130,103 and $2,832,507, respectively, recorded as trade deposits.

The Company has entered into co-operation agreements with two unrelated companies to assist those companies in their business development by consulting as to their business operations and providing working capital funding. As of September 30, 2009 and December 31, 2008, the Company has advanced these companies $0 and $1,846,041, respectively.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 7 – PROPERTY, PLANT & EQUIPMENT

As of September 30, 2009 and December 31, 2008, property, plant & equipment consisted of the following:

	09/30/2009	12/31/2008

Land	$7,040,992	$7,040,992
Real property	7,489,233	7,489,233
Machinery & equipment	156,526	155,850
Total	14,686,751	14,686,075
Accumulated depreciation	(320,142)	(164,623)
Net book value	$14,366,609	$14,521,452

During the nine months ended on September 30, 2009 and September 30, 2008, depreciation expense was $155,519 and $113,692, respectively. The 2008 expense included $55,864 of costs which pertain to Discontinued Operations.

On February 29, 2008, the Company purchased the assets of the Bellisimo Vineyard, a 153-acre operating vineyard located in Sonoma County, California, for $14,750,000. This purchase price was allocated to the following asset categories:

Real property	$7,489,233
Land	7,040,992
Machinery, equipment & others	32,595
Sub-total	$14,562,820
Agency expenses	187,180
Total	$14,750,000

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 8 – INTANGIBLE ASSETS

As of September 30, 2009 and December 31, 2008, Intangible assets pertain to the valuation attributed to the customer relationships that were acquired as part of the acquisition of Dalian Huiming as discussed in Note 14 and consisted of the following:

	09/30/2009		12/31/2008
Customer relationship	$		$
		1,100,000		1,100,000
Accumulated amortization		(176,000)		(44,000)

Intangible assets		$924,000		$1,056,000

During the nine months ending on September 30, 2009 and September 30, 2008, amortization expenses were $132,000 and $0, respectively.

Projected future amortization is as follows:

2010	$176,000
2011	176,000
2012	176,000
2013	176,000
2014	176,000
Thereafter	$44,000

Note 9 - COMPENSATED ABSENCES

Regulation 45 of local labor law entitles employees to annual vacation leave after one year of service. In general, all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

Note 10 – RELATED PARTIES

Due from related parties

As of September 30, 2009 and December 31, 2008, Dalian Longliang Rice & Oil Co., Ltd and Ms. Zhao Jinxia (the legal representative of the Dalian Huiming) owed the Company $853,378 and $0 respectively. All of the above are related parties of Dalian Huiming’s minority shareholder.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 10 – DUE TO RELATED PARTIES (CONTINUED)

Due to related parties
The Company has become indebted to a shareholder for advances the shareholder made to third parties on behalf of the Company. As of September 30, 2009 and December 31, 2008, the Company owed $939,894 and $830,842 respectively to such shareholder. The amount is also evidenced by a non-interest bearing promissory note payable upon demand.

As discussed in Note 12, the Company has an outstanding bank loan of RMB 70,000,000 ($10,246,052) which has been guaranteed by Dalian Ruilong Group, Dalian Furongweiye Group and Ms. Zhao Jinxia, who was the legal representative of the Dalian Huiming. All of the above are related parties of Dalian Huiming’s minority shareholder.

As discussed in Note 12, the Company has an outstanding bank loan of RMB 30,000,000 ($4,391,165) which has also been guaranteed by Ms. Zhao Jinxia.

All of the inventories of Dalian Huiming were kept in the warehouse of Heilongjiang Rice & Oil Material Co., Ltd, which was a related party of Dalian Huiming’s minority shareholder. For the period as of September 30, 2009 and September 30, 2008, the Company paid the warehouse fee of $90,056 and $0 respectively.

Note 11 – MORTGAGE PAYABLE

As discussed in Note 7, in February 2008 the Company purchased the assets of the Bellisimo Vineyard.  This was in part financed by a mortgage funded by Trans America Life Insurance Company in the amount of $8,515,000. This mortgage is amortized monthly over a 20 year term, with an interest rate initially set at 7.70%, with rate adjustments every four years. The long-term and short-term amounts pertaining to this mortgage as of September 30, 2009 were $8,002,222 and $210,636, respectively.

Projected future payable is as follows:

2010	$210,636
2011	227,441
2012	245,585
2013	265,176
2014	286,332
Thereafter	$6,977,688

Note 12 – SHORT TERM LOANS

	9/30/2009	12/31/2008

Huaxia Bank Dalian Branch (1)	$10,246,052	$1,170,515
Industrial Bank Dalian Branch (2)	4,391,165	-
	$14,637,217	$1,170,515

As of September 30, 2009, outstanding short term bank loans were comprised of:

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 12 – SHORT TERM LOANS (Continued)

(1) Bank loans of RMB 70,000,000 ($10,246,052) with an annual interest rate of 6.39% guaranteed by Dalian Ruilong Group, Dalian Furongweiye Group and Ms. Zhaojinxia, who was the legal representative of the Dalian Huiming Industry Ltd. All of the above are related parties of Dalian Huiming’s minority shareholder.

(2) Bank loans of RMB 30,000,000 ($4,391,165) with annual interest rate of 5.84% secured by inventory of $4,391,165 and guaranteed by Ms. Zhaojinxia, who was the legal representative of the Dalian Huiming Industry Ltd.

Note 13 - INCOME TAXES

The Company is subject to the Income Tax Laws of PRC,Hong Kong and the United States. All of the provisions for the three and nine month periods ended September 30, 2009 and 2008 pertain to PRC taxes.  Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) is now at a statutory rate of 25%. Until December 31, 2007, the Company enjoyed an exemption from this tax because of its involvement in agricultural production and in the PRC Urban Labor and Employment Services Program. As of January 1, 2008, a new tax policy became generally applicable to Chinese enterprises, and the Company became liable for income taxes at the 25% rate.
The following is a summary of income tax expense for the nine months ended September 30, 2009 and 2008:

September 30, 2009	U.S.	International	Total
Current	$ -	$ 6,477,642	$ 6,477,642
Deferred	-	-	-
Total	$ -	$ 6,477,642	$ 6,477,642

September 30, 2008	U.S.	International	Total
Current	$ -	$ 3,222,007	$ 3,222,007
Deferred	-	-	-
Total	$ -	$ 3,222,007	$ 3,222,007

Due to the uncertainty surrounding the realization of the favorable U.S. tax attributes in future tax returns, we continue to record a full valuation allowance against our otherwise recognizable U.S. net deferred tax assets resulting from losses in the US as of September 30, 2009 and December 31, 2008.

Note 14 – ACQUISITION

In October 2008, the Company acquired 60% of the outstanding shares of Dalian Huiming Industry Ltd. (“Dalian Huiming”) for a payment equivalent to $10,642,609. With this acquisition the Company has focused on agriculture products trading.

The net purchase price reflects the valuation of net identifiable assets and goodwill acquired, less the noncontrolling interest that continues to be held by a selling shareholder.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 14 – ACQUISITION (Continued)

The acquisition had been accounted for as a purchase business combination and the results of operations from the acquisition date have been included in the Company’s consolidated financial statements since October 1, 2008 in accordance with GAAP. The allocation of the purchase price was as follows:

Cash acquired	$3,148,940
Accounts receivable	8,806,935
Inventory	5,419,932
Loans to related parties	438,884
Property plant & equipment, and Other assets	12,274
Goodwill	1,602,134
Identifiable intangible asset- Customer relationships	1,100,000
Total Assets Acquired	20,529,099
Less Liabilities Assumed:
Accounts & Income taxes payable	4,100,530
Loans from related parties	1,329,255
Notes payable	1,173,313
Noncontrolling interest	3,283,392
Total Liabilities Assumed	9,886,490
Net Purchase Price	$10,642,609

The excess of purchase price over the identifiable assets acquired and liabilities assumed of $1,602,134 was recorded as Goodwill.  Identifiable intangible assets consisted of the value attributed to the Dalian Huiming’s customer relationships of $1,100,000.

The goodwill resulted from this acquisition was due to the value attributed to Dalian Huiming by the selling shareholders based on Dalian Huiming’s recent levels and growth of net income.  The computation of the acquired goodwill was as per the following:

Net Consideration		$10,642,609
Fair value on net assets acquired	7,940,475
Fair value on Identified intangible asset - Customer relationship (Note 8)	1,100,000
		9,040,475
Goodwill		$1,602,134

Goodwill is not expected to be deductible for tax purposes in the PRC, the jurisdiction in which Dalian Huiming is located.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 15 - COMMITMENTS

The Company leases facilities and equipment under operating leases that have expired, but continue on a month to month basis.  Rental expenses were $33,360 and $34,419 for the nine months ended September 30, 2009 and 2008, respectively. The Company has no future minimum obligations as of September 30, 2009.

The Company has guaranteed a bank loan which, as of September 30, 2009, amounted to $219,558 and is payable to the Industrial and Commercial Bank of China for Heilongjiang Grain and Edible Oil Co., Ltd., which was a related party of Dalian Huiming's minority shareholder.

Note 16 - STATUTORY RESERVE

Upon approval from the Board of Directors, the Company’s statutory reserve can be used to offset accumulated losses or to increase capital. As of September 30 2009, the Company had allocated $1,423,933 to these non-distributable reserve funds. The Company’s Statutory reserve fund has exceeded 50% of registered capital and thus no further allocation is required.

Note 17 – CONCENTRATIONS

The Company had two customers who together accounted for approximately 67% of the Company’s revenues for the nine months ended September 30, 2009. These two customers accounted for approximately 29% of the Company’s accounts receivable at September 30, 2009.  The Company had three vendors who together accounted for approximately 69% of the Company's purchases for nine months ended September 30, 2009. These three vendors accounted for approximately 45% of the Company’s accounts payable at September 30, 2009.

CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 18 – STOCK WARRANTS

On February 6, 2008, the Company committed to issue warrants to purchase 1,000,000 shares of the Company’s stock at a price of $1.39 to its investor relations firm as part of a consulting agreement. The warrants were valued using the Black-Scholes option-pricing model.  The consulting expense for these services was recognized on a straight line basis over the one year period of the related consulting contract, and the related expense for the nine months ended September 30, 2009 is $62,433.

Warrants Outstanding as of September 30, 2009

	Total Warrants	Exercise Price
Outstanding, December 31, 2008	1,350,000	$1.39-$1.50
Granted	-	-
Exercised	-	-
Expired	(350,000)	$1.50
Outstanding September 30, 2009	1,000,000	$1.39

As of September 30, 2009, 766,666 warrants were exercisable.

Note 19 – DISCONTINUED OPERATIONS

Effective September 30, 2008, the Company sold all of the shares of its subsidiary, Jilin Songyuan City ErMaPao Green Rice Limited ("ErMaPao") to Bothven Investments Limited ("Bothven"), for which the Company received a non-interest bearing note receivable from Bothven in the amount of $8,700,000, as discussed in Note 5. As a result, the operations of ErMaPao are now treated as a Discontinued operation in the Statements of Operations and Cash Flows.

The following table summarizes the operating results of the Discontinued operations of ErMaPao for the three months and nine months ended September 30, 2008 respectively.

	Three Months ending September 30, 2008	Nine Months ending September 30, 2008
Sales	$771,481	$4,536,142
Cost of sales	(559,737)	(2,977,670)
Gross profit	211,744	1,558,472
Operating expenses	(86,925)	(314,713)
Income from Discontinued operations before income tax	124,819	1,243,759
Income tax	(30,938)	(309,722)
Net Income from Discontinued operations, net of tax	$93,881	$934,037

 CHINA ORGANIC AGRICULTURE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 20- SEGMENT REPORTING

GAAP requires use of the management approach model for segment reporting. The management approach model is based on how a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.
We operate in two business segments, agricultural commodities, which we acquire, trade and supply to users; and the wine industry, for which we grow grapes and intend to act as an importer into Asia where we may also distribute wines and ice wines. ErMaPao has been sold and thus is treated as a Discontinued Operation and is no longer reported as a separate segment.

Three months ended September 30, 2009

	Agricultural products	Wine production	Others(1)	Total
Sales, net	$39,656,537	-	-	$39,656,537
Cost of sales	28,547,725	-	-	28,547,725
Gross profit	11,108,812	-	-	11,108,812
Depreciation and amortization	47,399	50,313	-	97,712
Other income	-	154,774	-	154,774
Segment profit (loss)	10,944,524	(38,909)	(229,268)	10,676,347
Total assets	78,106,427	28,788,454	-	106,894,881
Expenditures for long term assets	-	-	-	-
Goodwill	$1,602,143	-	-	$1,602,143

Three months ended September 30, 2008

	Agricultural products	Wine production	Others (1)	Total
Sales, net	$46,454,286	-	-	$46,454,286
Cost of sales	35,326,386	-	-	35,326,386
Gross profit	11,127,900	-	-	11,127,900
Depreciation and amortization	343	117,397	-	117,740
Other income	-	180,964		180,964
Segment profit (loss)	10,740,407	(44,842)	196,648	10,892,213
Total assets	$71,791,626	15,173,820	-	$86,365,446
Expenditures for long term assets	278	-	-	278
Goodwill	-	-	-	-

Note 20- SEGMENT REPORTING (Continued)

Nine months ended September 30, 2009

	Agricultural products	Wine production (1)	Others (2)	Total
Sales, net	$106,402,273	-	-	$106,402,273
Cost of sales	79,978,832	-	-	79,978,832
Gross profit	26,423,441	-	-	26,423,441
Depreciation and amortization	142,205	150,939	-	293,144
Other income	-	837,841	-	837,841
Segment profit (loss)	25,657,211	(65,697)	(240,380)	25,831,894
Total assets	78,106,427	28,788,454	-	106,894,881
Expenditures for long term assets	186	490	-	676
Goodwill	$1,602,143	-	-	$1,602,143

Nine months ended September 30, 2008

	Agricultural products	Wine production (1)	Others (2)	Total
Sales, net	$53,913,511	-	-	$53,913,511
Cost of sales	40,946,593	-	-	40,946,593
Gross profit	12,966,918	-	-	12,966,918
Depreciation and amortization	670	117,397	-	118,067
Other income	-	269,014	-	269,014
Segment profit (loss)	12,567,268	(491,137)	(420,053)	11,656,078
Total assets	$71,791,626	15,173,820	-	$86,365,446
Expenditures for long term assets	4,232	15,173,820		15,178,052
Goodwill	-	-	-	-
(1)	Other income and Segment profit (loss) of our wine segment result mainly to the Bellisimo Vineyard’s rental activities
(2)	Others included the warrant expenses and CNOA corporate expenses

Note 21 – LITIGATION

There is pending in the United States District Court for the Southern District of New York a securities fraud class action entitled Provo v. China Organic Agriculture, Inc., Changqing Xu, Xuefeng Guo, Huizhi Xiao, Shujie Wu and Jian Lin; 08 Civ. 10810 (PAC)(DF) (United States District Court, Southern District of New York).  The action was filed on or about December 12, 2008.  As to the Company, the complaint alleges violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder.  Procedurally, the action is at an early stage.  The Company believes the claims against it have no merit and, unless a satisfactory settlement can be achieved, intends to vigorously defend its position.

Note 22 – SUBSEQUENT EVENTS

On October 29, 2009, the Company paid $8,786,059 to two suppliers for purchasing goods, as described in Note 3, by utilizing funds from its Restricted cash balance.

As of October 30, 2009, the Company received remaining due on the Consideration receivable created upon the sale of ErMaPao. See Note 5.

MORGENSTERN, SVOBODA & BAER, CPA's, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@GMAIL.COM

             Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Dalian Huiming Industry Ltd.

We have reviewed the accompanying balance sheet of Dalian Huiming Industry Ltd. as of September 30, 2008, and the statement of income for the nine months then ended, and the statement of cash flows and shareholders' equity for the nine months then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

Morgenstern, Svoboda & Baer CPA's P.C.
Certified Public Accountants

New York, N.Y.
October 31, 2008

                          DALIAN HUIMING INDUSTRY LTD.
                            BALANCE SHEET (UNAUDITED)
                            AS OF SEPTEMBER 30, 2008

                                     ASSETS
Current Assets
Cash and cash equivalents                                            $ 3,148,940
Accounts receivable, net                                               8,806,935
Other receivable                                                           8,213
Due from related parties                                                 438,884
Inventory                                                              5,419,932
                                                                     -----------
Total Current Assets                                                  17,822,904

Property & equipment, net                                                  4,061
                                                                     -----------

Total Assets                                                         $17,826,965
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable                                                        $ 1,173,313
Accounts payable and accrued expenses                                  3,186,291
Income tax payable                                                       411,542
Due to related parties                                                 4,344,642
Other payables                                                                --
                                                                     -----------
Total Current Liabilities                                              9,115,788
                                                                     -----------

Stockholders' Equity

Registered capital                                                     1,865,040
Statutory reserve                                                        502,697
Other comprehensive income                                               808,660
Retained earnings                                                      5,534,780
                                                                     -----------
Total Stockholders' Equity                                             8,711,177
                                                                     -----------
Total Liabilities and Stockholders' Equity                           $17,826,965
                                                                     ===========

   The accompanying notes are an integral part of these financial statements.

                          DALIAN HUIMING INDUSTRY LTD.
                         STATEMENT OF INCOME (UNAUDITED)
                  FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2008

Sales, net                                                         $ 33,884,929

Cost of sales                                                        29,548,411
                                                                   ------------
Gross profit                                                          4,336,518

General and administrative expenses                                     506,277
                                                                   ------------
Income from operations                                                3,830,241
                                                                   ------------

Other (Income) Expense
Interest (income)                                                       (25,511)
Interest expense                                                        136,819
Other expense                                                            30,197
                                                                   ------------
Total Other (Income) Expense                                            141,505
                                                                   ------------
Income before income taxes                                            3,688,736

Provision for income taxes                                              922,184
                                                                   ------------
Net income                                                          $ 2,766,552
                                                                   ============

                        Statement of Comprehensive Income

Net income                                                          $ 2,766,552
Foreign currency translation adjustment                                 479,621
                                                                   ------------
Comprehensive income                                                $ 3,246,173
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                          DALIAN HUIMING INDUSTRY LTD.
                       STATEMENT OF CASH FLOWS (UNAUDITED)
                  FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2008

                                                                        2008
                                                                        ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                          $ 2,766,552
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation                                                                738
Writeback of bad debts                                                  (26,467)
(Increase) / decrease in assets:
Accounts receivables                                                   (823,846)
Inventory                                                               728,890
Trade deposits                                                        1,021,864
Other receivable and advances                                            (7,936)
Due from related parties                                                 (6,773)
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses                                  (788,742)
Customer deposits                                                    (1,507,036)
Due to related parties                                                2,113,583
Other payables                                                         (484,646)
Income taxes payable                                                    188,327
                                                                    -----------
Total Adjustments                                                       407,956
                                                                    -----------

Net cash provided by operating activities                             3,174,508
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment                                         (3,695)
                                                                    -----------
Net cash used by investing activities                                    (3,695)

CASH FLOWS USED BY FINANCING ACTIVITIES
Repayments of notes payable, net                                       (70,855)
                                                                    -----------

Net cash used by financing activities                                  (70,855)
                                                                    -----------

Effect of exchange rate changes on cash and cash equivalents             14,154

Net change in cash and cash equivalents                               3,114,112
Cash and cash equivalents, beginning balance                             34,828
                                                                    -----------
Cash and cash equivalents, ending balance                           $ 3,148,940
                                                                    ===========

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments                                                 $   733,918
                                                                    ===========
Interest payments                                                   $   136,819
                                                                    ===========
Other non-cash transactions

Transfer of assets to related party                                 $ 1,185,475
Transfer of liabilities to related party                            $ 1,305,547
                                                                    -----------
Assumption of net liabilities by related party                      $   120,072
                                                                    ===========
   The accompanying notes are an integral part of these financial statements.

DALIAN HUIMING INDUSTRY LTD.
STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

                                                             Other                                    Total
                                            Registered   Comprehensive   Statutory     Retained    Stockholders'
                                             Capital        Income        Reserve      Earnings       Equity
Balance December 31, 2007                   $1,865,040    $ 329,039     $ 502,697     $2,768,228    $5,465,004

Foreign currency
translation adjustments                                      479,621                                  479,621

Transfer to statutory reserve
Net Income for nine
months ended September
30, 2008                                                                                2,766,552     2,766,552

Balance September 30, 2008                  $1,865,040    $ 808,660    $   502,697     $5,534,780   $8,711,177
                                            ==========    ==========    ==========    ==========    ==========

    The accompanying notes are an integral part of these financial statements

DALIAN HUIMING INDUSTRY LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

Note 1 - ORGANIZATION

Dalian Huiming Industry LTD. (the "Company") obtained its business license on July 31, 2001. It changed its registration name from Dalian F.T.Z. Huiming Trade Co., LTD on May 8, 2008. The Company is in the business of international and domestic trade in the purchase and wholesale distribution of grain, principally, corn, soybeans and wheat. As of September 30, 2008, the owners are Mr. Peng Huang (46.7%), Mr. Xinbo Huang (3.9%), and Reilong Group (49.4%).

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

Translation Adjustment

As of September 30, 2008, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi ("CNY"). Such financial statements were translated into U.S. Dollars ("USD") in accordance with Statement of Financial Accounts Standards No. 52, "Foreign Currency Translation" ("SFAS No. 52"), with the CNY as the functional currency. According to SFAS No. 52, all assets and liabilities were translated at the current exchange rate, stockholders equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income," as a component of shareholders' equity. Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DALIAN HUIMING INDUSTRY LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Risks and Uncertainties

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

DALIAN HUIMING INDUSTRY LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $0 at September 30, 2008.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of September 30, 2008, inventory consisted of finished goods valued at $5,419,932.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Office Equipment                         5 years
As of September 30, 2008, Property & Equipment consist of the following:

                                                         2008
                                                         ----
                   Office equipment                $    5,792
                                                   ----------

                   Accumulated depreciation            (1,731)
                                                   ----------
                                                   $    4,061
                                                   ==========

DALIAN HUIMING INDUSTRY LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS  144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2008, there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104, "Revenue Recognition." Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" (“SFAS 123”). SFAS 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS 123.

DALIAN HUIMING INDUSTRY LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Statement of Cash Flows

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts. As a consequence, the Company believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information," requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

DALIAN HUIMING INDUSTRY LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In June 2006, FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109" ("FIN  48"). FIN  48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, treatment of interest and penalties, and disclosure of such positions. Effective January 1, 2007, the Company adopted the provisions of FIN No. 48, as required. As a result of implementing FIN No. 48, there has been no adjustment to the Company's financial statements and the adoption of FIN No. 48 did not have a material effect on the Company's financial statements for the period ending September 30, 2008.

In February, 2007, FASB issued SFAS No. 159, `The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In December, 2007, FASB issued SFAS No. 160, "Non-Controlling Interests in Consolidated Financial Statements" (“SFAS 160”) This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for the Company's fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

In March, 2008, FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities." The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity's financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. Management is currently evaluating the effect of this pronouncement on financial statements.

On May 8, 2008, FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles"(“FAS 162”), which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature. The Company is currently assessing the impact of SFAS 162 on its financial position and results of operations.

DALIAN HUIMING INDUSTRY LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

Note 3- NOTES PAYABLE

The following summarizes the notes payable as of September 30, 2008:
--------------------------------------------------------------------------------
Huaxia Bank                                                           $1,173,313
--------------------------------------------------------------------------------
Term of note calls for interest at 8.964% with loan
period from 5/12/08 - 4/20/09 collateralized by
soybeans
--------------------------------------------------------------------------------
Total Short Term Notes                                                $1,173,313
--------------------------------------------------------------------------------
Note 4 - COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People's Republic of China ("PRC") entitles employees to annual vacation leave after 1 year of service. In general, all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

Note 5 - INCOME TAXES

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax ("EIT") is at a statutory rate of 25%.

      The following is a reconciliation of income tax expense:
      09/30/2008                                   International       Total
                                                   --------------  -------------
      Current                                      $      922,184  $     922,184
      Deferred                                                 --             --
                                                   --------------  -------------
      Total                                        $      922,184  $     922,184
                                                   ==============  =============
Note 6 - COMMITMENTS & CONTINGENCIES

The Company has two leases for office space and office management that run from December 1, 2007 through December 31, 2008. The remaining lease obligation is $3,702. For the nine months ending September 30, 2008, rent expense was $20,399.The Company had guarantee arrangements for one related party through a PRC bank. These guarantees extend through June 2009. The value of the sponsion at September 30, 2008 totaled $3,794,201.

DALIAN HUIMING INDUSTRY LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

Note 7 - STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital. Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of September 30, 2008, the Company had allocated $502,697 to these non-distributable reserve funds.

Note 8 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders' equity, at September 30, 2008, are as follows:

                                                                   Accumulated
                                              Foreign Currency        Other
                                                Translation       Comprehensive
                                                 Adjustment           Income
                                               =============      =============
     Balance at December 31, 2007              $     329,039      $     329,039
     Change for 2008                                 479,621            479,621
                                               -------------      -------------
     Balance at September 30, 2008             $     808,660      $     808,660
                                               =============      =============
Note 9 - MAJOR CUSTOMERS AND CREDIT RISK

Two customers accounted for more than 10% of the Company's accounts receivable and at September 30, 2008, they accounted for 48% of accounts receivable. Five vendors each accounted for more than 10% of the Company's accounts payable and at September 30, 2008, they comprised 87% of accounts payable.

Three customers accounted for more than 50% of the Company's sales for the nine months ending September 30, 2008. For the nine months ending September 30, 2008, four vendors accounted for more than 82% of purchases.

DALIAN HUIMING INDUSTRY LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

Note 10 - RELATED PARTIES

The Company's financial statements reflect balances to related parties. At September 30, 2008, the balance due to related parties was $4,344,642. The balance due from a related party was $438,884.

In February 2008, the Company entered into an agreement to transfer certain assets totaling $1,185,475 and certain liabilities totaling $1,305,547 over to the related parties. The net effect was a net assumption of liabilities by the related parties of $120,072. As of September 30, 2008, the Company has completed this transfer.

The Company had guarantee arrangements for one related party through a PRC bank. The value of the sponsion at September 30, 2008 totaled $3,794,201. These guarantees extend through June 2009.

Note 11 - SUBSEQUENT EVENTS

On September 29, 2008, the shareholders of all of the outstanding capital stock of the Company entered into a Share Purchase Agreement with China Organic Agriculture, Inc. In consideration of an aggregate of $10,600,000, each of the shareholders will assign to China Organic Agriculture, Inc 60% of his or its shares of the Company, which in the aggregate will represent 60% of the shares then outstanding. The closing occurred on October 31, 2008.

DALIAN F.T.Z HUIMING TRADE CO., LTD

FINANCIAL STATEMENTS

DECEMBER 31, 2007

Report of Independent Registered Public Accounting Firm

 Balance Sheets

 Statements of Income

 Statements of Cash Flows

 Statements of Stockholders’ Equity

Notes to Financial Statements

MORGENSTERN, SVOBODA & BAER, CPA's, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MORGENCPA@CS.COM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Dalian F.T.Z Huiming Trade Co., Ltd

We have audited the accompanying balance sheets of Dalian F.T.Z Huiming Trade Co., Ltd as of December 31, 2007 and 2006, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2007. Dalian F.T.Z Huiming Trade Co., Ltd's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dalian F.T.Z Huiming Trade Co., Ltd as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Morgenstern, Svoboda & Baer CPA's P.C.
Certified Public Accountants

New York, N.Y.
April 10, 2008

--------------------------------------------------------------------------------
                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                                 BALANCE SHEETS
                  AS OF DECEMBER 31, 2007 AND DECEMBER 31, 2006
================================================================================

                                   ASSETS                                        12/31/2007      12/31/2006
Current Assets
Cash and cash equivalents                                                       $    34,828     $   736,032
Accounts receivable, net                                                          8,608,600       6,520,830
Other receivable                                                                    389,427         240,550
Inventory                                                                         5,770,841       8,181,794
Trade deposits                                                                      988,484       1,064,289
Prepaid expenses and taxes                                                               --         410,112
                                                                                -----------     -----------
Total Current Assets                                                             15,792,180      17,153,607

Property & equipment, net                                                             1,104             118
                                                                                -----------     -----------
Total Assets                                                                    $15,793,284     $17,153,725
                                                                                ===========     ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable                                                                   $ 1,165,182     $ 3,842,705
Accounts payable and accrued expenses                                             5,017,807       6,851,945
Customer deposits                                                                 1,457,807              --
Income tax payable                                                                  202,474         180,669
Due to related parties                                                            2,016,196       3,031,387
Other payables                                                                      468,814         787,242
                                                                                -----------     -----------
Total Current Liabilities                                                        10,328,280      14,693,948
                                                                                -----------     -----------

Stockholders' Equity

Registered capital                                                                1,865,040       1,865,040
Statutory reserve                                                                   502,697          92,538
Other comprehensive income                                                          329,039          61,310
Retained earnings                                                                 2,768,228         440,889
                                                                                -----------     -----------
Total Stockholders' Equity                                                        5,465,004       2,459,777
                                                                                -----------     -----------
Total Liabilities and Stockholders' Equity                                      $15,793,284     $17,153,725
                                                                                ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                              STATEMENTS OF INCOME
                   FOR YEARS ENDING DECEMBER 31, 2007 AND 2006

                                                                          2007               2006
                                                                      ------------       ------------
Sales, net                                                            $ 40,249,147       $ 24,480,297

Cost of sales                                                           34,620,384         22,359,362
                                                                      ------------       ------------
Gross profit                                                             5,628,763          2,120,935

General and administrative expenses                                      1,115,642            674,542
                                                                      ------------       ------------
Income from operations                                                   4,513,121          1,446,393
                                                                      ------------       ------------

Other (Income) Expense
Interest (income)                                                           (4,162)           (31,180)
Interest expense                                                           431,015            648,440
Other expense                                                                  450            320,046
                                                                      ------------       ------------
Total Other (Income) Expense                                               427,303            637,306
                                                                      ------------       ------------
Income before income taxes                                               4,085,818            809,087

Provision for income taxes                                               1,348,320            266,999
                                                                      ------------       ------------
Net income                                                             $ 2,737,498       $    542,088
                                                                      ============       ============

                        Statement of Comprehensive Income

Net income                                                             $ 2,737,498            542,088
Foreign currency translation adjustment                                    267,729             61,310
                                                                      ------------       ------------
Comprehensive income                                                   $ 3,005,227       $    603,398
                                                                      ============       ============

   The accompanying notes are an integral part of these financial statements.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                            STATEMENTS OF CASH FLOWS
                   FOR YEARS ENDED DECEMBER 31, 2007 AND 2006

                                                                                   2007                    2006
                                                                                -----------             -----------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Income                                                                      $ 2,737,498             $   542,088
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation                                                                            388                     137
Provision for bad debts                                                               7,060                  30,752
(Increase)/ decrease in assets:

Accounts receivables                                                             (2,094,830)             (2,945,441)
Inventory                                                                         2,410,953              (4,224,582)
Prepaid expense                                                                     410,112                (358,909)
Other receivable and advances                                                       (73,072)              5,264,149
Increase /(decrease) in current liabilities:
Accounts payable and accrued expenses                                            (1,834,138)              2,287,750
Customer deposits                                                                 1,457,807                      --
Due to related parties                                                           (1,015,191)             (3,031,387)
Other payables                                                                     (318,428)               (609,074)
Income taxes payable                                                                 21,805                 180,669
                                                                                -----------             -----------
Total Adjustments                                                                (1,027,534)             (3,405,936)
                                                                                -----------             -----------

Net cash provided/ (used) by operating activities                                  1,709,964             (2,863,848)
                                                                                -----------             -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment                                                     (1,374)                     --

                                                                                -----------             -----------
Net cash used by investing activities                                                (1,374)                     --
                                                                                -----------             -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Notes payable, net                                                               (2,677,523)             (2,382,394)

                                                                                -----------             -----------

Net cash used by financing activities                                            (2,677,523)             (2,382,394)
                                                                                -----------             -----------

Effect of exchange rate changes on cash and cash equivalents                        267,729                  61,310

Net change in cash and cash equivalents                                            (701,204)             (5,184,932)
Cash and cash equivalents, beginning balance                                        736,032               5,920,964
                                                                                -----------             -----------
Cash and cash equivalents, ending balance                                       $    34,828             $   736,032
                                                                                ===========             ===========

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments                                                             $ 1,326,515             $    64,525
                                                                                ===========             ===========
Interest payments                                                               $   431,015             $   348,440
                                                                                ===========             ===========

   The accompanying notes are an integral part of these financial statements.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

                                             Other                                           Total
                           Registered    Comprehensive   Statutory        Retained       Stockholders'
                            Capital          Income       Reserve         Earnings           Equity
                         ------------  ---------------  -----------  -----------------  --------------
Balance December 31,      $ 1,865,040  $       -        $    -       $        (8,661)   $    1,856,379
2005
Foreign currency
translation adjustments                         61,310                                          61,310
Transfer to statutory
reserve                                                      92,538          (92,538)         -
Income for the year
end December 31, 2006                                                        542,088           542,088
                         ------------  ---------------  -----------  ---------------    --------------
Balance December 31,
2006                        1,865,040           61,310       92,538          440,889         2,459,777
                         ------------  ---------------  -----------  ---------------    --------------
Foreign currency                               267,729                                         267,729
translation adjustments
Transfer to statutory
reserve                                                     410,159         (410,159)            -
Income for the year
ended December 31, 2007                                                    2,737,498         2,737,498
                         ------------  ---------------  -----------  ---------------    --------------
Balance December 31,
2007                       $ 1,865,040 $       329,039 $    502,697   $    2,768,228    $    5,465,004
                         ============  ===============  ===========  ===============    ==============

    The accompanying notes are an integral part of these financial statements

DALIAN F.T.Z HUIMING TRADE CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 1 - ORGANIZATION

Dalian F.T.Z. Huiming Trade Co., LTD (the "Company") obtained its business license on July 31, 2001. The Company is in the business of international and domestic trade in the purchase and wholesale distribution of grain, principally, corn, soybeans and wheat. As of December 31, 2007, the owners are Mr. Peng Huang.
(46.7%), Mr. Xinbo Huang (3.9%), and Reilong Group (49.4%).

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

Translation Adjustment

As of December 31, 2007 and December 31, 2006, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi ("CNY"). Such financial statements were translated into U.S. Dollars ("USD") in accordance with Statement of Financial Accounts Standards No. 52, "Foreign Currency Translation" ("SFAS No. 52"), with the CNY as the functional currency. According to SFAS No. 52, all assets and liabilities were translated at the current exchange rate, stockholders equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income," as a component of shareholders' equity. Transaction gains and losses are reflected in the income statement.

DALIAN F.T.Z HUIMING TRADE CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

DALIAN F.T.Z HUIMING TRADE CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $25,603 and $30,752 as at December 31, 2007 and December 31, 2006, respectively.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2007 and December 31, 2006 inventory consisted of finished goods valued at $ 5,770,891 and $ 8,181,794 respectively.

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:
                Office Equipment           5 years
As of December 31, 2007 and 2006 Property, Plant & Equipment consist of the following:

                                                   2007               2006
                                                   ----               ----

                Office equipment                $     2,096       $        722
                                                -----------       ------------

                Accumulated depreciation               (992)              (604)
                                                -----------       ------------
                                                $     1,104       $        118
                                                ===========       ============

DALIAN F.T.Z HUIMING TRADE CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2007 there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104, "Revenue Recognition." Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" (“SFAS 123”). SFAS 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS 123.

DALIAN F.T.Z HUIMING TRADE CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes" SFAS 109, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company collects value-added taxes ("VAT") as required from its customers and is charged VAT on certain of its purchases. The Company excludes the impact of VAT collected and disgorged from its revenues and expenses and remits the net amount to the appropriate government agency.

Statement of Cash Flows

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

DALIAN F.T.Z HUIMING TRADE CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" (“SFAS 160”). SFAS 160 requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Recent Accounting Pronouncements

On February 16, 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" SFAS 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" SFAS 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140"(“SFAS No. 156”). SFAS 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September, 2006, FASB issued SFAS No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.

DALIAN F.T.Z HUIMING TRADE CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS No. 158"). SFAS 158 improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

      a.    A brief description of the provisions of this Statement
      b.    The date that adoption is required
      c.    The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 ("SAB 108"). SAB 108 was issued to provide interpretive guidance on how the effects of the carryover reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provisions of SAB 108 are effective for the Company for its December 31, 2006 year-end. The adoption of SAB 108 had no impact on the Company's consolidated financial statements.

In February, 2007, FASB issued SFAS 159, `The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The management is currently evaluating the effect of this pronouncement on financial statements.

DALIAN F.T.Z HUIMING TRADE CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 3 - TRADE & CUSTOMER DEPOSITS

Advance to suppliers represents payments to suppliers for payments of finished goods. As of December 31, 2007 and December 31, 2006, the Company had paid $988,484 and $1,064,289, respectively, as advances to suppliers. Deposits from customers represent advances from customers for purchases. As of December 31, 2007 and 2006, the Company had received $1,457,807 and $0, respectively.

Note 4- NOTES PAYABLE

The following summarizes the notes payable as of December 31, 2007 and December 31, 2006.
                                                        12/31/07     12/31/06
                                                        --------     --------

Changtu Jinjia Grain Depot Co., LTD (1)                $1,165,182         -
Term of note calls for interest at 5.31% with
principal due 6 months from March 2007

China Merchant Bank (1)                                    -         $1,921,353
Term 11/19/06 - 5/9/07 with interest rate of 5.58%

China Merchant Bank (1)                                    -           $896,631
Term 12/29/06 - 6/29/07 with an interest rate of
5.58%

China Merchant Bank (1)                                    -         $1,024,721
Term 12/28/06 - 6/28/07 with an interest rate of
5.58%
                                                       ----------    ----------
Total Short Term Notes                                 $1,165,182    $3,842,705
                                                       ==========    ==========
(1) Notes held by China Merchant Bank are collateralized with pledged soybean inventory. The note held by Changtu Jinjia Grain Depot Co., LTD. is not collateralized.

Note 5 - COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People's Republic of China ("PRC") entitles employees to annual vacation leave after 1 year of service. In general, all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

DALIAN F.T.Z HUIMING TRADE CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 6 - INCOME TAXES

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax ("EIT") is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.

        The following is a reconciliation of income tax expense:
        12/31/2007                          International          Total
                                           --------------     -------------
        Current                            $    1,348,320     $   1,348,320
        Deferred                                   -                 -
                                           --------------     -------------
        Total                              $    1,348,320     $   1,348,320
                                           ==============     =============

        12/31/2006                          International          Total
                                           --------------     -------------
        Current                            $      266,999     $     266,999
        Deferred                                   -                 -
                                           --------------     -------------
        Total                              $      266,999     $     266,999
                                           ==============     =============
Note 7 - COMMITMENTS & CONTINGENCIES

The Company utilizes storage space of a related party on a month to month basis. For the years ended December 31, 2007 and December 31, 2006, rent expense was $593,906 and $308,546, respectively. The Company had guarantee arrangements for two related parties through two PRC banks. These guarantees extend through October 2008. The value of the sponsion at December 31, 2007 totaled $5,668,266.

Note 8 - STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital. Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2007 and December 31, 2006, the Company had allocated $502,697 and $92,538, respectively, to these non-distributable reserve funds.

DALIAN F.T.Z HUIMING TRADE CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 9 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders' equity, at December 31, 2007 and 2006, are as follows:
                                                                Accumulated
                                          Foreign Currency          Other
                                            Translation         Comprehensive
                                             Adjustment            Income
                                         ===================  ==================
Balance at December 31, 2005             $        -           $       -
Change for 2006                                      61,310              61,310
                                         ------------------   -----------------
Balance at December 31, 2006                         61,310              61,310
Change for 2007                                     267,729             267,729
Balance at December 31, 2007             $          329,039   $         329,039
                                         ==================   =================
Note 10 - CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 11 - MAJOR CUSTOMERS AND CREDIT RISK

Four customers accounted for more than 10% of the Company's accounts receivable. At December 31, 2007 and 2006, they accounted for 64% and 69%, respectively, of accounts receivable. At December 31, 2007, 2 vendors comprised more than 75% of the Company's accounts payable. At December 31, 2006, 4 vendors comprised more than 85% of accounts payable.

Four customers accounted for 64% of the Company's sales at December 31, 2007. Three customers accounted for 63% of the Company's sales at December 31, 2006. At December 31, 2007, four vendors accounted for 85% of purchases while at December 31, 2006, 2 vendors accounted for 74% of purchases.

Note 12 - RELATED PARTIES

The Company's financial statements reflect balances due to related parties. At December 31, 2007 and 2006, the balance due was $2,016,196 and $3,031,387, respectively.

Note 13 - SUBSEQUENT EVENTS

In February 2008, the Company entered into an agreement with a related party to transfer certain assets totaling $1,185,475 and certain liabilities totaling $1,305,547 over to the related party within three months. The net effect is a payment by the Company to a related party of $120,072.

The Company is currently occupying office space of a related party. During the years ended December 31, 2007 and 2006, this space was provided at no cost. The Company will commence paying office rent to the related party beginning in 2008.